Execution Copy

===============================================================================




                         AGREEMENT AND PLAN OF MERGER

                          dated as of March 14, 2000

                                 by and among

                     THE ACQUISITION PARTIES NAMED HEREIN

                                      and

                  FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.






===============================================================================

                               TABLE OF CONTENTS

                                                                          Page

RECITALS.....................................................................1

                                   ARTICLE I

                              Certain Definitions

1.01     Certain Definitions.................................................2

                                  ARTICLE II

                                  The Merger

2.01     The Merger..........................................................7
2.02     Effective Date and Effective Time...................................8

                                  ARTICLE III

                      Consideration; Exchange Procedures

3.01     Merger Consideration................................................8
3.02     Rights as Shareholders..............................................9
3.03     Exchange Procedures.................................................9
3.04     Options............................................................11
3.05     Plan Continuation..................................................11

                                  ARTICLE IV

                          Forbearances of the Company

4.01     Forbearances of the Company........................................11

                                   ARTICLE V

                        Representations and Warranties

5.01     Disclosure Schedules...............................................14
5.02     Standard...........................................................15
5.03     Representations and Warranties of the Company......................15
5.04     Representations and Warranties of the Acquisition Parties..........28

                                                                          Page

                                  ARTICLE VI

                                   Covenants

6.01     Reasonable Best Efforts............................................30
6.02     Proxy Statement....................................................31
6.03     Shareholder Approvals..............................................31
6.04     Press Releases.....................................................31
6.05     Access; Information................................................32
6.06     Acquisition Proposals..............................................32
6.07     Takeover Laws......................................................34
6.08     Regulatory Submissions.............................................34
6.09     Indemnification....................................................35
6.10     Employee Matters...................................................36
6.11     Notification of Certain Matters....................................36

                                  ARTICLE VII

                   Conditions to Consummation of the Merger

7.01     Conditions to Each Party's Obligation to Effect the Merger.........36
7.02     Conditions to Obligation of the Company............................37
7.03     Conditions to Obligation of the Acquisition Parties................38

                                 ARTICLE VIII

                                  Termination

8.01     Termination........................................................39
8.02     Effect of Termination and Abandonment..............................40
8.03     Fee................................................................40
8.04     Other Fees.........................................................41

                                  ARTICLE IX

                                 Miscellaneous

9.01     Survival...........................................................42
9.02     Waiver; Amendment..................................................42
9.03     Counterparts.......................................................43
9.04     Governing Law......................................................43
9.05     Waiver of Jury Trial...............................................43
9.06     Expenses...........................................................43

                                                                          Page

9.07     Notices............................................................43
9.08     Entire Understanding; No Third Party Beneficiaries.................45
9.09     Interpretation; Effect.............................................45
9.10     CLF May Act for Dexia..............................................45

                                                                          Page

EXHIBIT A          Form of Voting Agreement
EXHIBIT B          Form of Non-Competition and Employment Agreement
EXHIBIT C          Form of Holdings Purchase Agreement

          AGREEMENT AND PLAN OF MERGER, dated as of March 14, 2000 (this "Agreement") by and among Dexia S.A. and Dexia Credit local de France S.A. (each, an "Acquisition Party", and, collectively, the "Acquisition Parties") and PAJY Inc. (the "Merger Sub") and Financial Security Assurance Holdings Ltd. (the "Company").

                                   RECITALS

          A. The Acquisition Parties. Dexia S.A. ("Dexia") is a corporation organized under the laws of Belgium, having its principal place of business in Brussels. Dexia Credit local de France S.A. ("CLF") is a corporation organized under the laws of France, having its principal place of business in Paris. Merger Sub is a New York corporation, having its principal place of business in New York, New York.

          B. The Company. The Company is a New York corporation, having its principal place of business in New York, New York.

          C. Voting Agreements. As a further condition and an inducement to the Acquisition Parties entering into this Agreement, certain shareholders of the Company (White Mountains Insurance Group, Ltd. ("WM"), MediaOne Capital Corporation, and XL Capital Ltd), simultaneously with the execution and delivery of this Agreement, have entered into agreements (the "Voting Agreements") with CLF, substantially in the form of Exhibit A hereto, providing that such shareholders will vote or cause all shares of Company Stock controlled by them to be voted in favor of the Merger and this Agreement.

          D. Non-Competition and Employment Agreements. As a further condition and an inducement to the Acquisition Parties entering into this Agreement, certain employees of the Company and its Subsidiaries have executed and delivered non-competition and employment agreements (the "Employment Agreements") with the Company (such agreements to become effective at the Effective Time), each substantially in the form of Exhibit B.

          E. Holdings Purchase. As a further condition and inducement to the Acquisition Parties entering into this Agreement, the Acquisition Parties have entered into a purchase agreement with WM and White Mountains Holdings (Barbados) SRL providing for the purchase by CLF of White Mountains Holdings, Inc.'s indirect equity interest in the Company, substantially in the form of Exhibit C.

          F. Board Action. The respective Boards of Directors of the Company and each of the Acquisition Parties have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                              Certain Definitions

          1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Party" or "Acquisition Parties" has the meaning set forth in the preamble to this Agreement.

         "Acquisition Proposal" has the meaning set forth in Section 6.06(a).

          "Acquisition Transaction" has the meaning set forth in Section
6.06(a).

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

          "Applicable Period" has the meaning set forth in Section 6.06(a).

          "Benefit Plan" has the meaning set forth in Section 5.03(n)(i).

          "Certificate" has the meaning set forth in Section 3.03(a).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Actuarial Analyses" has the meaning set forth in Section 5.03(w).

          "Company Board" means the Board of Directors of Company.

          "Company By-Laws" has the meaning set forth in Section 5.03(a).

          "Company Certificate" has the meaning set forth in Section 5.03(a).

          "Company Common Stock" means the common stock, par value $.01 per share, of Company.

          "Company Insurance Subsidiaries" has the meaning set forth in
Section 5.03(c)(iii).

          "Company Investment Assets" has the meaning set forth in Section 5.03(z).

          "Company Lead Insurance Subsidiary" means Financial Security Assurance Inc.

          "Company Meeting" has the meaning set forth in Section 6.03.

          "Company Option" has the meaning set forth in Section 3.04.

          "Company Preferred Stock" means the Series A Convertible Redeemable Preferred stock, par value $.01 per share, of the Company.

          "Company Registration Rights Agreements" has the meaning set forth in Section 5.03(bb).

          "Company SAP Statements" has the meaning set forth in Section 5.03(g)(ii).

          "Company Shareholders' Agreements" has the meaning set forth in
Section 5.03(bb).

          "Company Shareholder Approval" has the meaning set forth in Section 5.03(e).

          "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

          "Contingency Reserve" has the meaning set forth in Section
5.03(h)(ii).

          "Contract" means any agreement, license, lease, understanding, contract, loan, note, mortgage, indenture, promise, undertaking or other commitment or obligation (whether written or oral and express or implied).

         "Costs" has the meaning set forth in Section 6.09(a).

          "CLF" has the meaning set forth in the preamble to this Agreement.

          "Department of State" has the meaning set forth in Section 2.01(d).

          "Designated Employees" has the meaning set forth in Section 7.03(d).

          "Designated State Insurance Approvals" has the meaning set forth in
Section 5.03(f)(i).

          "Dexia" has the meaning set forth in the preamble to this Agreement.

          "Drafts" has the meaning set forth in Section 5.03(g)(ii)

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "Effective Date" means the date on which the Effective Time occurs.

          "Effective Time" means the effective time of the Merger, as provided for in Section 2.02.

          "Employees" has the meaning set forth in Section 5.03(n)(i).

          "Employment Agreement" has the meaning set forth in Recital D.

          "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.03(n)(iii).

          "European Approval" has the meaning set forth in Section 8.04(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.03(b).

          "Fee" has the meaning set forth in Section 8.03(a).

          "Fee Event" has the meaning set forth in Section 8.03(b).

          "Filed SEC Documents" means the SEC Documents of the Company filed prior to the date of this Agreement.

          "Foreign Approvals" has the meaning set forth in Section 5.03(f)(i).

          "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "Holdings Purchase" means the transactions contemplated by the Holdings Purchase Agreement.

          "Holdings Purchase Agreement" means the purchase agreement dated the date hereof among WM, White Mountains Holdings, (Barbados) SRL and CLF.

         "HSR Act" has the meaning set forth in Section 5.03(f).

          "Indemnified Party" has the meaning set forth in Section 6.09(a).

          "Insurance Amount" has the meaning set forth in Section 6.09(b).

          "Insurance Approvals" has the meaning set forth in Section
5.03(f)(i).

          "Insurance Policies" has the meaning set forth in Section 5.03(aa).

          "Laws" has the meaning set forth in Section 5.03(k)(i).

          "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Material Adverse Effect" means, with respect to the Company, the Acquisition Parties or the Surviving Corporation, as the case may be, any effect that (a) is material and adverse to the financial position, results of operations or business of Company and its Subsidiaries taken as a whole, the Acquisition Parties and their Subsidiaries taken as a whole or the Surviving Corporation and its Subsidiaries taken as a whole, as the case may be, or (b) would materially impair the ability of either the Company or the Acquisition Parties to perform their obligations under this Agreement, other than in either case an effect resulting from (x) changes in general economic or equity or debt market conditions, (y) general changes or developments in the industries in which the Company and its Subsidiaries, the Acquisition Parties and their Subsidiaries or the Surviving Corporation and its Subsidiaries, as the case may be, operate and not specifically relating to the Company or its Subsidiaries, the Acquisition Parties or their Subsidiaries or the Surviving Corporation or its Subsidiaries, as the case may be, or (z) any developments in connection with the Massachusetts Health and Education Facility Revenue Bonds, Harvard Pilgrim Health Care issue.

          "Merger" has the meaning set forth in Section 2.01(b).

          "Merger Consideration" has the meaning set forth in Section 3.01(a).

          "Merger Sub" has the meaning set forth in the preamble to this Agreement.

          "NYBCL" means the New York Business Corporation Law.

          "NYSE" means the New York Stock Exchange, Inc.

          "Other Fee" has the meaning set forth in Section 8.04.

          "Pension Plan" has the meaning set forth in Section 5.03(n)(ii).

          "Person" means any individual, bank, corporation, partnership, association, joint-stock, business trust or unincorporated organization.

          "Plans" has the meaning set forth in Section 5.03(n)(ii).

          "Preferred Merger Consideration" has the meaning set forth in
Section 3.01(a)(ii).

          "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule or in its Filed SEC Documents.

          "Proxy Statement" has the meaning set forth in Section 6.02.

          "Rabbi Trust" means the trust agreement dated as of November 10, 1994 between Financial Security Assurance Holdings Ltd. and The Bank of New York, as Trustee.

          "Rating Agency" or "Rating Agencies" has the meaning set forth in
Section 4.01(j).

          "Regulatory Authority" has the meaning set forth in Section 5.03(j).

          "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

          "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" has the meaning set forth in Section 5.03(g).

          "Section 6.06 Notice" has the meaning set forth in Section 6.06(a).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

          "Superior Proposal" has the meaning set forth in Section 6.06(b).

          "Surviving Corporation" has the meaning set forth in Section
2.01(b).

          "Surviving Corporation Common Stock" has the meaning set forth in
Section 3.01(b).

          "Takeover Laws" has the meaning set forth in Section 5.03 (p).

          "Tax" and "Taxes" mean all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, gains, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind what soever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "Treasury Stock" has the meaning set forth in Section 5.03(b).

          "Voting Agreements" has the meaning set forth in Recital C.

          "WM" has the meaning set forth in Recital C.

                                  ARTICLE II

                                  The Merger

          2.01 The Merger. (a) Prior to the Effective Time, the Acquisition Parties shall take any and all action necessary to cause Merger Sub to take all actions necessary or proper to comply with the obligations of the Acquisition Parties and Merger Sub to consummate the transactions contemplated hereby.

          (b) At the Effective Time, Merger Sub shall merge with and into the Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall survive and continue to exist as a New York corporation (the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation"). The Surviving Corporation shall continue to be governed by the NYBCL and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

          (c) The Acquisition Parties may at any time prior to the Effective Time change the method of effecting the combination with the Company (including, without limitation, the provisions of this Article II) if and to the extent the Acquisition Parties deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Merger Consideration, (ii) adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration or otherwise materially and adversely affect the Company and its Subsidiaries taken as a whole or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement; and provided further, that CLF, on behalf of the Acquisition Parties, shall provide the Company with written notice of such change.

          (d) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the filing in the office of the New York Department of State (the "Department of State") of a certificate of merger in accordance with Section 904 of the NYBCL or such later date and time as may be set forth in such certificate. The Merger shall have the effects prescribed in the NYBCL.

          (e) Articles of Incorporation and By-Laws. The certificate of incorporation and by-laws of the Surviving Corporation immediately after the Merger shall be the certificate of incorporation of the Company and the by-laws of the Company, each as in effect immediately prior to the Effective Time.

          2.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (a) the sixth business day to occur after the last of the conditions set forth in
Article VII shall have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time".

                                  ARTICLE III

                      Consideration; Exchange Procedures

          3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

          (a) Outstanding Company Stock. At the Effective Time, automatically and without any action on the part of any holder thereof, each share of
     (i) Company Common Stock issued and outstanding at the Effective Time (other than Treasury Stock and shares of Company Common Stock owned, directly or indirectly, by Dexia) shall be converted into the right to receive US$76.00 in cash, without interest (the "Merger Consideration") and (ii) each share of Company Preferred Stock issued and outstanding at the Effective Time (other than shares of Company Preferred Stock owned, directly or indirectly, by Dexia) shall be converted into the right to receive US$46.35 in cash, without interest (the "Preferred Merger Consideration").

          (b) At the Effective Time, the shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into a number of fully paid and nonassessable shares of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") such that immediately after the Effective Time the aggregate number of shares of Surviving Corporation Common Stock outstanding in respect of such conversion shall be equal to the number of shares of Company Stock converted under Section 3.01(a).

          (c) Treasury Shares. Each share of Company Stock held as Treasury Stock immediately prior to the Effective Time, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (d) At the Effective Time, (i) each share of Company Common Stock owned, directly or indirectly, by Dexia immediately prior to the Effective Time shall remain outstanding and shall continue as one fully paid and nonassessable share of Surviving Corporation Common Stock and
     (ii) each share of Company Preferred Stock owned, directly or indirectly, by Dexia immediately prior to the Effective Time shall remain outstanding and shall continue as one fully paid and nonassessable share of preferred stock, par value $.01 per share, of the Surviving Corporation.

          3.02 Rights as Shareholders. At the Effective Time, holders of Company Stock other than Dexia and its Subsidiaries shall cease to be, and shall have no rights as, shareholders of the Company, other than to receive any dividend or other distribution with respect to such Company Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III.

          3.03 Exchange Procedures. (a) At and after the Effective Time, each certificate (other than certificates held, directly or indirectly, by Dexia) theretofore representing shares of Company Stock (each, a "Certificate") shall represent only the right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, in cash without interest.

          (b) As of the Effective Time, CLF, on behalf of the Acquisition Parties, shall deposit, or shall cause to be deposited, with such bank or trust company as the Acquisition Parties shall elect (which shall be reasonably acceptable to the Company) (the "Exchange Agent"), for the benefit of the holders of shares of Company Stock, for exchange in accordance with this Article III, the Merger Consideration and the Preferred Merger Consideration to be paid pursuant to Section 3.01 and deposited pursuant to this Section 3.03 in exchange for outstanding shares of Company Stock.

          (c) As soon as practicable after the Effective Time, the Acquisition Parties shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other customary provisions as the Acquisition Parties and the Company may reasonably determine; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration or the Preferred Merger Consideration, as applicable. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal and evidence that any applicable stock transfer taxes have been paid, the holder of such Certificate shall receive in exchange therefor a check representing the Merger Consideration or the Preferred Merger Consideration, as applicable, which such holder has the right to receive in respect of the Certifi cate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration or the Preferred Merger

Consideration, as applicable. In the event of a transfer of ownership of any shares of Company Stock not registered in the transfer records of the Company, a check for the Merger Consideration or the Preferred Merger Consideration, as applicable, may be issued to the transferee if the Certificate representing such Company Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of the Acquisition Parties and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

          (d) From and after the Effective Time, there shall be no registration of transfers on the stock transfer records of the Company of any shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Acquisition Parties or the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration or the Preferred Merger Consideration, as applicable, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 3.03.

          (e) Any portion of the aggregate Merger Consideration or the Preferred Merger Consideration, as applicable, that remains unclaimed by the shareholders of the Company for six months after the Effective Time and the proceeds of any investments thereof shall be repaid by the Exchange Agent to CLF for the account of the Acquisition Parties. Any shareholder of the Company who has not theretofore complied with this Section 3.03 shall thereafter be entitled to look only to the Acquisition Parties for payment of the Merger Con sideration or the Preferred Merger Consideration, as applicable, deliverable in respect of each share of Company Stock held by such shareholder without any interest thereon. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Acquisition Parties (and to the extent not in its possession shall be paid over to the Acquisition Parties), free and clear of all claims or interest of any Person previously entitled to such claims. Notwithstanding the foregoing, none of the Acquisition Parties, Merger Sub, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a check for the Merger Consideration or the Preferred Merger Consideration, as applicable, deliverable in exchange therefor.

          3.04 Options. Immediately prior to the Effective Time, each outstanding stock option under the Company's 1993 Equity Participation Plan (each, a "Company Option") shall be canceled and only entitle the holder thereof to receive for each share of Company Stock with respect to such Company Option an amount in cash equal to the excess, if any, of (i) the Merger Consideration over (ii) the per share exercise price under such Company Option. Prior to the Effective Time, the Company shall use its reasonable best efforts to take all necessary action with respect to such cancellation, including obtaining any necessary consents from the holders of such Company Options.

          3.05 Plan Continuation. Prior to the Effective Time, (i) the Company Board has elected pursuant to Section 8(e) of the Company's 1993 Equity Participation Plan to continue the Plan as provided in the resolution included in Section 3.04 of the Disclosure Schedule, and (ii) the Company will cause the determinations with respect to the 1993 Equity Participation Plan set forth in Section 3.04 of the Disclosure Schedule to be made in accordance with the methodology set forth in Section 3.04 of the Disclosure Disclosure. Prior to the Effective Time, the Company shall use its reasonable best efforts to take all necessary action with respect to such action, including obtaining any necessary consents from the holders of such awards.

                                  ARTICLE IV

                          Forbearances of the Company

          4.01 Forbearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as specifically set forth in the Company Disclosure Schedule, without the prior written consent of the Acquisition Parties, the Company will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of the Company and its Subsidiaries, including, without limitation, in respect of its reinsurance and risk- management practices, risk profile, risk exposure and pricing policies, asset investment practices, reserving and underwriting practices, other than in the ordinary course or fail to use commercially reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, agents, brokers, reinsurers, employees and business associates, or take any action reasonably likely to have a material adverse effect upon the Company's ability to perform any of its material obligations under this Agreement.

          (b) Capital Stock. Other than pursuant to Rights Previously Disclosed, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or
     (iii) permit any shares of Company Stock to become subject to grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than (A) quarterly cash dividends on Company Stock in an amount not to exceed $0.12 per share (or, for dividends declared on or after August 1, 2000, $0.14 per share) with record and payment dates consistent with past practice and (B) dividends declared and paid by any Subsidiary of the Company) on or in respect of, or declare or make any distribution on any shares of, Company Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase (other than shares of Company Common Stock held by the Rabbi Trust or pursuant to existing agreements Previously Disclosed in Section 4.01(c) of the Company's Disclosure Schedule) or otherwise acquire, any shares of Company stock.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for changes that are required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (iii) as Previously Disclosed or (iv) except for agreements or arrangements (other than with directors or management committee members) or increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company or its Subsidiaries.

          (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) as specifically contemplated hereby, or (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, agent or employee of the Company or its Subsidiaries, or take any action to accelerate the vesting or exercisability of equity bonuses, performance shares or other compensation or benefits payable thereunder.

          (f) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

          (g) Acquisitions. Except as Previously Disclosed, acquire all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not material to the Company and its Subsidiaries taken as a whole.

          (h) Governing Documents. Amend the Company Certificate or the Company By-laws other than the amendment to the Company Certificate to remove the transfer restrictions on the Company Preferred Stock.

          (i) Licences and Regulatory Authorizations. Take any action that is intended to or reasonably likely to result in, or fail to take any action reasonably necessary to prevent the occurrence of, the revocation or limitation of any licence or authorization granted to the Company of any of its Subsidiaries, including, without limitation, the licences and authorizations referred to in Section 5.03(c)(iii), unless management of the Company determines in good faith that such action or inaction is in the best interests of the Company.

          (j) Ratings. Take any action that is intended to or reasonably likely to result in, or fail to take any action reasonably necessary to prevent the occurrence of, an announcement by either Standard & Poor's Ratings Service or Moody's Investors Service, Inc. (each, a "Rating Agency, and, collectively, the "Rating Agencies") that such Rating Agency has decided to downgrade, have under surveillance or review its rating of the financial strength or claims-paying ability of the Company Lead Insurance Subsidiary, unless management of the Company determines in good faith that such action or inaction is in the best interests of the Company.

          (k) Accounting Methods. Except as Previously Disclosed, implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or regulatory authorities.

          (l) Contracts. (i) Enter into any contract of a type referred to in
     Section 5.03(l)(ii), or (ii) except in the ordinary course of business,
     (x) enter into or terminate any contract of a type referred to in Section 5.03(l)(i) or amend or modify in any material respect any such contract or (y) enter into any contract, or amend any existing contract, between the Company or any of its Subsidiaries, on the one hand, and any shareholder of the Company, on the other hand.

          (m) Claims. Except in the ordinary course of business, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to the Company and its Subsidiaries taken as a whole.

          (n) Adverse Actions. Knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement.

          (o) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (p) Capital Expenditures. Authorize or make any capital expenditures other than in the ordinary and usual course of business and, in any event, in amounts not exceeding $4,000,000 in the aggregate.

          (q) Commitments. Agree or commit to do any of the foregoing.

                                   ARTICLE V

                        Representations and Warranties

          5.01 Disclosure Schedules. On or prior to the date hereof, CLF, on behalf of the Acquisition Parties, has delivered to the Company a schedule, and the Company has delivered to CLF, a schedule (respectively, their or its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the relevant party.

          5.02 Standard. No representation or warranty of the Company or the Acquisition Parties contained in Section 5.03 (other than (X) those contained in Section 5.03(a) (with the exception of the second sentence thereof ), (b),
(c)(i), (c)(ii), (c)(iii) (with the exception of the third and fourth sentences thereof), and (n)(i) and other than (Y) those contained in Section 5.03(d), (e), (f)(i), (g), (i)(i), (k)(ii) (A), (k)(ii)(B) and (k)(ii)(C),
which in the case of (Y) shall not be deemed untrue or incorrect unless they are not true and correct in all material respects) or 5.04 (other than (X) those contained in Section 5.04(a)(i)(A) and other than (Y) those contained in
Section 5.04(b), (c) and (d)(i), which in the case of (Y) shall not be deemed untrue or incorrect unless they are not true and correct in all material respects) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in
Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the relevant party.

          5.03 Representations and Warranties of the Company. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Company hereby represents and warrants to the Acquisition Parties:

          (a) Organization, Standing and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of New York. The Company is duly qualified or licensed to do business in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified or licensed. The Company has made available to the Acquisition Parties prior to the date hereof complete and correct copies of its Restated Certificate of Incorporation (the "Company Certificate") and its Amended and Restated By-laws (the "Company By-Laws") and the certificates of incorporation and by-laws of its Subsidiaries, in each case as amended to the date hereof.

          (b) Company Stock. As of the date hereof, the authorized capital stock of the Company consists solely of (i) 220,000,000 shares of the Company Common Stock, of which 33,518,017 shares were outstanding as of the date hereof (including 508,064 shares held by the Rabbi Trust) and
     (ii) 20,000,000 shares of the Company Preferred Stock, of which 2,000,000 shares were outstanding as of the date hereof. As of the date hereof, 158,306 shares of the Company Common Stock and no shares of the Company Preferred Stock were held in treasury (which for purposes of this Agreement shall not include shares held by the Rabbi Trust, the "Treasury Stock"). The outstanding shares of Company Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and, except as Previously Disclosed, subject to no preemptive rights (and were not issued in violation of any preemptive rights). Each share of Company Preferred Stock is convertible into one share of Company Common Stock upon surrender of such share and the payment of a conversion price of $29.65. As of the date hereof, except pursuant to the Company's 1993 Equity Participation Plan or as Previously Disclosed in its Disclosure Schedule, there are no shares of Company Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement. The number of shares of the Company Common Stock which are issuable and reserved for issuance pursuant to the Company's 1993 Equity Participation Plan and other plans as of the date hereof are Previously Disclosed in the Company's Disclosure Schedule.

          (c) Subsidiaries. (i)(A) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed and except for directors' qualifying shares, the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) except as Previously Disclosed, no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) except as Previously Disclosed, there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to the Company or its wholly-owned Subsidiaries), (E) except as Previously Disclosed, there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) except as Previously Disclosed, all the equity securities of each Subsidiary held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

          (ii) The Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership, joint venture or other entity of any kind, other than its Subsidiaries or as Previously Disclosed or equity securities or other interests acquired in compliance with Section 4.01.

          (iii) The Company conducts its insurance operations through the Subsidiaries listed in Section 5.03(c)(iii) of its Disclosure Schedule (collectively, the "Company Insurance Subsidiaries"). The Company's Disclosure Schedule sets forth the states or jurisdictions where the Company Insurance Subsidiaries are domiciled or "commercially domiciled" for insurance regulatory purposes and such other states where the transactions contemplated by this Agreement will require the Acquisition Parties to obtain "change in control" approvals from state insurance regulators. The Company and each of the Company Insurance Subsidiaries is, where required, (A) duly licensed or authorized as an insurance company or reinsurer in its jurisdiction of incorporation, (B) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and
     (C) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as hereinafter defined). The Company has made all required filings under applicable insurance holding company statutes.

          (iv) (A) Each of the Company's other Subsidiaries has been duly organized and is validly existing under the laws of the jurisdiction of its organization, and (B) is duly qualified or licensed to do business in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (e) Corporate Authority, Approval and Fairness. Subject (A) in the case of this Agreement, to receipt of the requisite approval of the plan of merger set forth in this Agreement by (i) the holders of at least two-thirds of all outstanding shares of Company Stock entitled to vote thereon, including the holders of Company Preferred Stock voting as a single class with the holders of Company Common Stock, and (ii) the holders of at least two-thirds of the outstanding shares of Company Preferred Stock, voting separately (which are the only shareholder votes required thereon) (collectively, the "Company Shareholder Approval"), and
     (B) in the case of the Holdings Purchase Agreement, to an amendment to the Company Certificate to remove the transfer restrictions on the Company Preferred Stock, this Agreement, the Voting Agreements, the Holdings Purchase Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and the Company Board, and approved by the Company Board by unanimous vote of all members prior to the date hereof. Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Company Board has received the written opinion of Goldman, Sachs & Co. to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

          (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with (other than informational filings), any Governmental Authority are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of this Agreement, the Holdings Purchase Agreement or the Voting Agreements or to consummate the Merger except for (A) the filing of a notice or applications, and related approvals and clearances, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (B) filings with the SEC and state securities authorities, (C) the filing of a certificate of merger with the Department of State of the State of New York pursuant to the NYBCL, (D) filings in respect of, and approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of, the respective Commissioners of Insurance of the States listed in Section 5.03(f)(D) of the Company's Disclosure Schedule (the "Designated State Insurance Approvals") and (E) such other filings in respect of, and to the extent necessary, approvals and authorizations of, or notifications to, similar foreign regulatory authorities to satisfy the requirements of applicable foreign laws (the "Foreign Approvals", and together with the Designated State Insurance Approvals, the "Insurance Approvals").

          (ii) Subject to receipt of the regulatory approvals and the making of filings referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, and the receipt of Company Shareholder Approval, the execution, delivery and performance of this Agreement, the Holdings Purchase Agreement and the Voting Agreements (to the extent that the Company must take action to render effective the rights conferred by the Holdings Purchase Agreements and the Voting Agreements), and the consummation of the transactions contemplated hereby and thereby do not and will not (A) except as Previously Disclosed, constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies, or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Certificate or the Company By- Laws, or
     (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports, SEC Documents and SAP Statements. (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, the Company's amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 in draft form disclosed in
     Section 5.03(g) of the Company's Disclosure Schedule and (except for the inclusion of information typically included in the proxy statement) in substantially the form to be filed, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the Company's "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of the Company and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein and subject to normal year-end audit adjustments.

          (ii) The Company has delivered or made available to the Acquisition Parties Representative true and complete copies of the annual statements of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 1996, 1997, 1998, the quarterly statements for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith and the most recent drafts (the "Drafts") of the annual statements of each of the Company Insurance Subsidiaries to be filed with the applicable insurance regulatory authorities for the year ended December 31, 1999 (collectively, the "Company SAP Statements"). The Company SAP Statements were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby except, in each case, as may be noted therein, and present fairly the statutory financial position of the Company and such Company Insurance

     Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Company SAP Statements other than the Drafts have been audited by PricewaterhouseCoopers LLP, and the Company has delivered or made available to the Acquisition Parties true and complete copies of all audit opinions related thereto. The Company has delivered or made available to the Acquisition Parties true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1996 relating to the Company or the Company Insurance Subsidiaries.

          (h) Absence of Certain Changes. Except as Previously Disclosed, since January 1, 2000:

          (i) to the date of this Agreement, the Company and its Subsidiaries
     (A) have not incurred any liability other than in the ordinary course of business and (B) have conducted their respective businesses in the ordinary course;

          (ii) to the date of this Agreement, there has not been (A) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; (B) any material addition, or any development involving a prospective material addition, to the Company's consolidated reserves, including the contingency reserve maintained pursuant to
     Article 69 of the New York Financial Guaranty Insurance Law (the Company's "Contingency Reserve"); (C) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices or principles of the Company or any of the Company Insurance Subsidiaries; and

          (iii) there has not been any event or circumstance that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to the Company.

          (i) Litigation and Liabilities. As of the date of this Agreement, except as Previously Disclosed, (i) no litigation, claim or other proceeding before any court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened.

          (ii) There are no obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Laws and occupational safety and health matters, required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company that are reasonably likely to result in a Material Adverse Effect.

          (j) Regulatory Matters. Except as Previously Disclosed, (i) neither the Company nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, supervisory agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any foreign, federal or state governmental agency or authority charged with the supervision or regulation of insurance companies or issuers of securities or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

          (ii) Neither the Company nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, supervisory agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (k) Compliance with Laws; Permits. (i) Except as Previously Disclosed, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority (collectively, "Laws"). Except as Previously Disclosed, no investigation, examination or review other than in the ordinary course by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, has any Governmental Authority indicated an intention to conduct the same. The Company and each of its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted.

          (ii) Prior to the Effective Time, (A) the Company and its Insurance Subsidiaries do not receive a subsidy or other competitive advantage, as a result of any indirect control by a political subdivision of a foreign government, (B) the Company and its Insurance Subsidiaries are not entitled to claim sovereign immunity as result of such control, or will waive such sovereign immunity, (C) the use of the Company and its Insurance Subsidiaries as insurer is not detrimental to the interests of the people of the State of New York or any other state in which such entities conduct business and (D) each of the Company and its Insurance Subsidiaries otherwise satisfies all applicable requirements for the renewal of its licence to transact insurance business in each jurisdiction in which it is currently authorized to transact on insurance business.

          (l) Material Contracts; Defaults. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K, (ii) that prohibits or restricts the Company or any of its Subsidiaries from engaging in any business activity in any geographic area, line of business or otherwise in competition with any other Person or (iii) that provides for the management of any assets, other than investment securities, of the Company or any of its Subsidiaries by a party not majority owned by the Company. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (m) No Brokers. No action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except as may be payable pursuant to a Previously Disclosed engagement letter with Goldman, Sachs & Co.

          (n) Employee Benefit Plans. (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans"), are listed in Schedule 5.03(n). True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to the Acquisition Parties.

          (ii) All employee benefit plans covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company threatened, litigation relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company, any of its Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Audited Financial Statements or the Preliminary Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

     (vi) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, except as set forth on Schedule 5.03(n). The Company or the Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

     (vii) Except as contemplated by the 1993 Equity Participation Plan, in and of itself, the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of the Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (z) result in any payments under, any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

     (o) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations
     Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or threatened, nor is the Company aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (p) Takeover Laws; Dissenters' Rights. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Holdings Purchase Agreement and the Voting Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Holdings Purchase Agreement and the Voting Agreements and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations (including Section 912 of the NYBCL) of any state (collectively, "Takeover Laws"), including, without limitation, the State of New York. Holders of Company Common Stock and holders of

     Company Preferred Stock do not have dissenters' rights in connection with the Merger.

          (q) Environmental Matters. Except as Previously Disclosed, neither the conduct nor operation of the Company or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability to the Company or its Subsidiaries under Environmental Laws. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries has received any notice from any Person or entity that the Company or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (r) Tax Matters. Except as Previously Disclosed, (i) all Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries for the periods ending on or prior to the Effective Date have been duly filed, or, in the case of Tax returns that are required to be filed by or with respect to the Company and its Subsidiaries for periods ending after the date of this Agreement but on or before the Effective Date, will be duly filed, and such Tax Returns were or will be true and complete in all respects, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been or will be paid in full,
     (iii) the Federal Income Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service for the years through 1996, (iv) all deficiencies asserted or assessments made as a result of any examination by any taxing authority (Federal, state, local or foreign) have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company or its Subsidiaries, (vii) neither the Company nor any of its Subsidiaries will be required, as a result of
     (A) a change in accounting method for a Tax period beginning on or before the Closing, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period beginning on or after the Closing Date (except as a result of regulations that became effective on January 1, 2000, under Section 832 of the Code), or (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any

     Tax period beginning on or after the Closing, (viii) no closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries,
     (ix) neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than, for purposes of filing consolidated U.S. Federal income tax returns, a group of which the Company was the common parent, except with MediaOne Capital Corporation,
     (x) neither the Company nor any of its Subsidiaries has any liability for Taxes of any other corporation (other than the Company or its Subsidiaries) as a result of transferee liability, Treasury Regulations
     Section 1.1502-6 or otherwise, (xi) other than with MediaOne Capital Corporation and Capital Re Corporation, neither the Company nor any of its Subsidiaries is a party to any tax allocation, sharing or indemnification agreement (other than an agreement the parties to which consist solely of the Company and its Subsidiaries), (xii) there are no Liens on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax,
     (xiii) neither the Company nor any of its Subsidiaries has in the past two years made a distribution that qualified under Section 355 of the Code and (xiv) no tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement. The Company has made available to the Acquisition Parties true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1998. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Company's Filed SEC Documents in excess of the amounts accrued with respect thereto as reported on such Filed SEC Documents.

          (s) Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries, were entered into (i) in accordance with the Company's regular business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor its Subsidiaries, nor to the Company's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (t) Books and Records. The books and records of the Company and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

          (u) Insurance Issued by the Company and the Company Insurance Subsidiaries. Except as Previously Disclosed:

          (i) All benefits claimed by any Person under any insurance Contract issued by the Company or any Company Insurance Subsidiary have in all material respects been paid (or provision for payment thereof has been made or such amounts are being contested in good faith) in accordance with the terms of the Contracts under which they arose, such payments were not materially delinquent and were paid (or will be paid) without fines or penalties.

          (ii) The underwriting standards utilized and ratings applied by the Company and each Company Insurance Subsidiary with respect to insurance Contracts outstanding as of the date hereof have been Previously Disclosed or made available to the Acquisition Parties and, with respect to any such Contract reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance or other similar Contracts.

          (v) Reinsurance and Coinsurance. The Company has made available to the Acquisition Parties information regarding all reinsurance or coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Company Insurance Subsidiary is a party or under which the Company or any Company Insurance Subsidiary has any existing rights, obligations or liabilities. As of the date hereof, all such treaties or agreements are in full force and effect. Except as set forth in Section 5.03(v) of the Company's Disclosure Schedule, neither the Company nor any Company Subsidiary, nor, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Company Insurance Subsidiary is a party, is in default in any material respect as to any material provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement and the Voting Agreements. Except as set forth in
     Section 5.03(v) of the Company's Disclosure Schedule, as of the date hereof, there is no reason to believe that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement, and the Company has no reason to believe that any material amounts recoverable under reinsurance, coinsurance or other similar Contracts to which the Company or any Company Insurance Subsidiary is a party (including, but not limited to, amounts based on paid and unpaid losses) are not fully collectible. As of the date hereof, the Company and each Company Insurance Subsidiary are entitled to take full credit in their respective SAP Statements (to the extent credit has been taken in such SAP Statements) pursuant to applicable Laws for all reinsurance and coinsurance ceded pursuant to any reinsurance or coinsurance treaty or agreement to which the Company or any Company Insurance Subsidiary is party.

          (w) Actuarial Reports. The Company has delivered or made available to the Acquisition Parties a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company or any Company Insurance Subsidiary in the twelve (12) months prior to the date of this Agreement, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). To the knowledge of the Company, the information and data furnished by the Company to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects.

          (x) Ratings. (i) The insurance and insurer financial strength of the Company Lead Insurance Subsidiary is rated AAA by Standard & Poor's Ratings Service, Aaa by Moody's Investors Service, Inc. and; (ii) no rating organization named in clause (i) above has announced that it has under surveillance or review its rating of the insurance and insurer financial strength of the Company Lead Insurance Subsidiary; and (iii) the Company has no reason to believe that any rating specified in clause
     (i) above is likely to be modified, qualified, lowered or placed under such surveillance or review for any reason, including as a result of the transactions contemplated hereby.

          (y) Reserves. The Company SAP Statements include all reserves required by statutory accounting practices and the financial statements contained in the SEC Documents include or will include all reserves required by generally accepted accounting principles. The admitted assets of the Company and each Company Insurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws.

          (z) Company Investment Assets. The Company has made available to the Acquisition Parties a true and complete list of all Company Investment Assets (as defined below) as of December 31, 1999, with information included therein as to the cost of each such Company Investment Asset and the market value thereof as of December 31, 1999. Except as set forth in
     Section 5.03(z) of the Company's Disclosure Schedule, the Company or a Subsidiary of the Company has good and marketable title to all Company

     Investment Assets, in the case of marketable securities, free and clear, in the case of marketable securities, of any Lien. Except as set forth in
     Section 5.03(z) of the Company's Disclosure Schedule, none of the Company Investment Assets is in default in the payment of principal or interest or dividends or, to the knowledge of the Company, permanently impaired to any extent. For purposes of this Agreement, "Company Investment Assets" means any investment assets (whether or not required by GAAP or SAP to be reflected on a balance sheet) beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act), by the Company or any Subsidiary of the Company, including, without limitation, bonds, notes, debentures, mortgage loans, real estate, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives and all other assets acquired for investment purposes.

          (aa) Insurance Purchased by the Company. The Company has made available to the Acquisition Parties all material insurance policies, binders, or bonds maintained by the Company or its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

          (bb) Certain Agreements. Section 5.03(bb) of the Company's Disclosure Schedule sets forth a complete list of all registration right agreements (the "Company Registration Rights Agreements") and all shareholder agreements (the "Company Shareholders' Agreements") relating to Company Stock. In connection with the entering into of this Agreement, the Company has obtained all consents or waivers and has taken all other action necessary, under the Company Registration Rights Agreements and the Company Shareholders' Agreements, to permit the transactions contemplated hereby.

          (cc) Employment Agreements. The Company has entered into non-competition and employment agreements with each of Robert Cochran, Roger Taylor and Sean McCarthy.

          5.04 Representations and Warranties of the Acquisition Parties. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Acquisition Parties hereby represent and warrant to the Company as follows:

          (a) Organization, Standing and Authority. (i) Each of Dexia, CLF and Merger

     Sub (A) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (B) is duly qualified or licensed to do business in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified or licensed and (C) has in effect all governmental or administrative authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

          (b) Corporate Power. Each Acquisition Party, each of their Significant Subsidiaries and the Merger Sub has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each Acquisition Party and the Merger Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (c) Corporate Authority and Approval. This Agreement and the Voting Agreements and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of each Acquisition Party and the Merger Sub and each of their respective Boards of Directors and does not require any vote of shareholders. This Agreement is a valid and legally binding agreements of each Acquisition Party and the Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (d) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by any of the Acquisition Parties or any of their respective Subsidiaries in connection with the execution, delivery or performance by each Acquisition Party of this Agreement and the Voting Agreements or to consummate the Merger except for (A) the filing of a notice or applications, and related approvals and clearances, under the HSR Act and under applicable European Union antitrust laws and as listed in Schedule 5.04(d) of the Acquisition Parties' Disclosure Schedule, (B) the filing of applications and notices, as applicable, with the foreign governmental, federal and state Governmental Authorities governing banking and insurance in the jurisdictions or states where each of the Acquisition Parties operate their respective businesses which are listed in Schedule 5.04(d) of the Acquisition Parties' Disclosure Schedule, and the approval of such applications or the grant of required licenses by such Governmental Authorities as listed in Schedule 5.04(d) of the Acquisition Parties' Disclosure Schedule, (C) the filing of articles of merger with the Department of State of the State of New York pursuant to the NYBCL, (D) filings in respect of, and approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of, the Designated State Insurance Approvals and (E) filings and notifications in respect of, and, to the extent necessary, approvals and authorizations in respect of, Foreign Approvals.

          (ii) Subject to receipt of the regulatory approvals, filings and notifications referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of each Acquisition Party or of any of its Subsidiaries or to which each Acquisition Party or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of each Acquisition Party or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (e) Access to Funds. Prior to the Effective Time, the Acquisition Parties shall have all funds necessary to consummate the Merger and pay the aggregate Merger Consideration.

          (f) No Brokers. No action has been taken by any Acquisition Party that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to Lazard Freres & Cie.

          (g) Information Supplied. None of the information supplied or to be supplied by the Acquisition Parties or Merger Sub for inclusion in the Proxy Statement and any amendment or supplement thereto (including any material incorporated by reference), at the date of mailing to shareholders of the Company and the date of the meeting of the Company's shareholders to be held in connection with the Merger, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h) Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                  ARTICLE VI

                                   Covenants

          6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Company and the Acquisition Parties agree to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

          6.02 Proxy Statement. As soon as practicable after the date hereof, the Company shall prepare a proxy statement to take shareholder action on the Merger (the "Proxy Statement"), file the Proxy Statement with the SEC, respond to comments of the staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of the Company's Stock. The Company represents and covenants that the Proxy Statement and any amendment or supplement thereto (including any material incorporated by reference), at the date of mailing to shareholders of the Company and the date of the meeting of the Company's shareholders to be held in connection with the Merger, will conform in all material respects to the requirements of the Exchange Act and all relevant rules and regulations of the SEC, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by an Acquisition Party specifically for inclusion or incorporation by reference in the Proxy Statement. The Acquisition Parties and the Company shall cooperate with each other in the preparation of the Proxy Statement. The Company will promptly supply the Acquisition Parties with all correspondence between the Company or its Representatives, on the one hand, and the SEC or its staff, on the other, after the date hereof. If requested by the Acquisition Parties, the Company shall, at its expense, employ professional proxy solicitors to assist it in contacting shareholders in connection with the vote on the Merger. The Company will not mail any Proxy Statement, or make any amendment or supplement thereto, to which the Acquisition Parties reasonably object.

          6.03 Shareholder Approvals. The Company agrees to take, in accordance with applicable law or NYSE rules and the Company Certificate and the Company By-Laws, all action necessary to convene an appropriate meeting of shareholders of the Company to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement, the "Company Meeting") as promptly as practicable, subject to the Company's right to terminate this Agreement pursuant to Section 6.06(b) and 8.01(f). The Company Board shall recommend such approval, and the Company shall take all reasonable, lawful action to solicit such approval by its shareholders, in each case subject to the right of the Company Board to withdraw, modify or change its approval or recommendation of the Merger and this Agreement as set forth in Section 6.06(b). Prior to the Effective Time and in order to permit the Holdings Purchase, the Company shall take all action necessary to amend the Company Certificate to remove the transfer restrictions on the Company Preferred Stock.

          6.04 Press Releases. The Company and the Acquisition Parties agree that they will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NYSE rules.

          6.05 Access; Information. (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Acquisition Parties and their officers, employees, counsel, accountants and other authorized Representatives, reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to the Acquisition Parties (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or insurance laws, and (ii) all other information concerning the business, properties and personnel of it as the Acquisition Parties may reasonably request.

          (b) Each party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Each party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party on a non-confidential basis from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains, (iv) is or becomes readily ascertainable from published information or trade sources other than as a result of a disclosure by such party or its Representatives or (v) must, in the opinion of such party, upon advice of counsel, be disclosed in order to avoid violating any applicable law. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same or to be destroyed. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

          6.06 Acquisition Proposals. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' directors, officers or employees to, and shall use commercially reasonable efforts to cause any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries not to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, the making of any proposal which constitutes an Acquisition Proposal or (ii) participate (including by way of furnishing of information) in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if, at any time prior to the date of receipt of the Company Shareholder Approval (the "Applicable Period"), the Company Board determines in good faith, after consultation with its financial and legal advisors, that a proposal that was not solicited by it after the date of this Agreement is, or is reasonably likely to result in, a Superior Proposal (as defined in Section 6.06(b)), and subject to providing prior written notice of its decision to take such action to the Acquisition Parties (a "Section 6.06 Notice") and compliance with
Section 6.06(c), the Company may (x) furnish information with respect to the Company and its Subsidiaries to any person making such proposal pursuant to a confidentiality agreement generally at least as restrictive as the confidentiality agreement to which one of the Acquisition Parties or an affiliate of the Acquisition Parties was a party and (y) participate in discussions or negotiations regarding such proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Any such transaction is referred to herein as an "Acquisition Transaction".

          (b) Notwithstanding anything in this Agreement to the contrary, in response to an Acquisition Proposal that was not solicited by it after the date of this Agreement, the Company Board shall be permitted during the Applicable Period, but only to the extent required by its fiduciary obligations under applicable law as determined in good faith by the Company Board after considering advice of outside counsel, to (i) withdraw, modify or change, or propose publicly to withdraw, modify or change, the approval or recommendation by such Board of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or
(iii) terminate this Agreement pursuant to Section 8.01(f) with respect to any Superior Proposal, but only if, in the case of each of clauses, (i), (ii) or
(iii), the Company Board determines in good faith that such Acquisition Proposal constitutes a Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any written Acquisition Proposal that the Company Board determines in its good faith judgment (following receipt of the advice of a financial advisor of nationally recognized reputation and its legal advisors), if accepted, is reasonably capable of being consummated, taking into account all legal, financial and regulatory aspects of the proposal and would, if consummated, result in a transaction more favorable to the Company and its shareholders than the transactions contemplated by this Agreement, except that the reference to "20%" in the definition of "Acquisition Proposal" in Section 6.06(a) shall be deemed to be a reference to "50%" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving the Company or the Company Lead Insurance Subsidiary, or with respect to assets (including the shares of any Subsidiary), the Company and its Subsidiaries, taken as a whole.

          (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.06, (i) the Company shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Acquisition Parties with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal; (ii) the Company shall immediately advise the Acquisition Parties orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal; and (iii) the Company will keep the Acquisition Parties informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

          (d) Nothing contained in this Section 6.06 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would violate its obligations under applicable law.

          6.07 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement, the Holdings Purchase Agreement or the Voting Agreements to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary and reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement, the Holdings Purchase Agreement or the Voting Agreements from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

          6.08 Regulatory Submissions. (a) The Acquisition Parties and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to take all actions, to effect all filings and to obtain all permits, consents, approvals, confirmations and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement. The Acquisition Parties and the Company shall have the right to review in advance, subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals, confirmations and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

          (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

          6.09 Indemnification. (a) The Acquisition Parties shall indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Company or such Subsidiary is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the jurisdiction of its incorporation, its certificate of incorporation or its by-laws (or comparable organizational documents) as in effect on the date hereof. The Acquisition Parties acknowledge and agree that, without any further action, the indemnification agreements of the Company Previously Disclosed shall continue in full force and effect in accordance with their terms as in effect prior to the Effective Time.

          (b) For a period of six years from the Effective Time, the Acquisition Parties shall maintain in effect the Company's current of directors' and officers' liability insurance that serves to reimburse the present and former officers and directors of the Company or any of its Subsidiaries (determined as of the Effective Time) (as opposed to the Company) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall the Acquisition Parties be required to expend more than 200 percent of the current amount expended by the Company (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage; provided, further, that if the Acquisition Parties are unable to maintain or obtain the insurance called for by this
Section 6.09(b), the Acquisition Parties shall obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any Subsidiary may be required to make application and provide customary representations and warranties to the Acquisition Parties' insurance carrier for the purpose of obtaining such insurance.

          (c) Any Indemnified Party wishing to claim indemnification under
Section 6.09(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify CLF thereof; provided that the failure so to notify shall not affect the obligations of the Acquisition Parties under Section 6.09(a) unless and to the extent that the Acquisition Parties is actually and materially prejudiced as a result of such failure.

          (d) If any Acquisition Party or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of such Acquisition Party shall assume the obligations set forth in this
Section 6.09.

          (e) The provisions of this Section 6.09 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          6.10 Employee Matters. (a) The agreement of the parties with respect to employee matters is set forth in the memorandum dated March 13, 2000 prepared by Johnson Associates, Inc. included in the Disclosure Schedule.

          (b) The Acquisition Parties will honor, and cause the Surviving Corporation to honor, pursuant to their terms, all employee severance plans (as amended or contemplated herein) and employment or severance agreements of the Company or its Subsidiaries that are specifically identified in the Company's Disclosure Schedule (including any amendments described in the Disclosure Schedule).

          (c) The Company shall not amend or waive any right under the non-competition and employment agreements with Robert Cochran, Roger Taylor and Sean McCarthy.

          6.11 Notification of Certain Matters. The Company and the Acquisition Parties shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                                  ARTICLE VII

                   Conditions to Consummation of the Merger

          7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Acquisition Parties and the Company to consummate the Merger is subject to the fulfillment or written waiver by the Acquisition Parties and the Company prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

          (b) Regulatory Approvals. All regulatory approvals, notifications and filings required to consummate the Holdings Purchase and the Merger (including the acquisition by the Acquisition Parties of all of the capital stock of the Company by virtue of the Merger), including, without limitation, the Designated State Insurance Approvals, shall have been obtained or made and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which would have, or are reasonably likely to have, a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or a Material Adverse Effect on the Acquisition Parties and their Subsidiaries taken as a whole.

          (c) No Injunction. No Governmental Authority of competent jurisdiction shall have:

               (A) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Holdings Purchase and the Merger (including the acquisition by the Acquisition Parties of all of the capital stock of the Company by virtue of the Merger); or

               (B) indicated that the Holdings Purchase and the Merger (including the acquisition by the Acquisition Parties of all of the capital stock of the Company by virtue of the Merger) would adversely affect the licenses necessary to carry on the insurance business of any of the Company's Insurance Subsidiaries (X) in a manner that would have, or is reasonably likely to have, a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or a Material Adverse Effect on the Acquisition Parties and their Subsidiaries taken as a whole or (Y) in a material way in states representing in the aggregate net municipal par amounts outstanding at December 31, 1999 in excess of 12.5% of the Company's total net municipal par amount outstanding at December 31, 1999.

          7.02 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. Subject to the standard set forth in Section 5.02, the representations and warranties of the Acquisition Parties set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of each Acquisition Party by the Chief Executive Officer and the Chief Financial Officer of each Acquisition Party to such effect.

          (b) Performance of Obligations of the Acquisition Parties. The Acquisition Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of each Acquisition Party by the Chief Executive Officer and the Chief Financial Officer of each Acquisition Party to such effect.

          (c) Holdings Purchase. The Holdings Purchase shall have been consummated.

          7.03 Conditions to Obligation of the Acquisition Parties. The obligation of the Acquisition Parties to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. Subject to the standard set forth in Section 5.02, the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and the Acquisition Parties shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquisition Parties shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c) Conversion of Rights. At the Effective Time, any Right to Company Common Stock shall be converted into a right to receive the Merger Consideration.

          (d) Continual Employment. At the Effective Time, (i) at least two of the Designated Employees shall be employees of the Company with the same executive responsibilities held as of the date of this Agreement and (ii) the Employment Agreements entered into with each of such Designated Employees employed by the Company at the Effective Time shall be in full force and shall not have been amended or modified. "Designated Employees" means Robert Cochran, Roger Taylor and Sean McCarthy.

          (e) Non-Control Determinations. The Acquisition Parties shall have received the confirmations in a form reasonably satisfactory to such parties from the insurance regulatory authorities, as specified in Disclosure Schedule 7.03(e).

          (f) Holdings Purchase. The Holdings Purchase shall have been consummated (provided that this condition shall be deemed to be waived if the Acquisition Parties would otherwise acquire all of the capital stock of the Company by virtue of the Merger).

                                 ARTICLE VIII

                                  Termination

          8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of the Company and CLF

          (b) Breach. At any time prior to the Effective Time, by the Company or CLF, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, and provided such breach would result in a failure to satisfy Section 7.02(a) or 7.03(a), as the case may be; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, and provided such breach would result in a failure to satisfy Section 7.02(b) or 7.03(b), as the case may be.

          (c) Delay. At any time prior to the Effective Time, by the Company or CLF, in the event that the Merger is not consummated by January 1, 2001, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) No Approval. By the Company, or CLF, in the event (i) the approval or action of any Governmental Authority required for consummation of the Merger shall have been denied by final nonappealable action of such Governmental Authority, provided that the right to terminate this Agreement under this
     Section 8.01(d)(i) shall not be available to any party whose failure to comply with Section 6.01 has resulted in such action or inaction or (ii) the Company Shareholder Approval is not obtained at the Company Meeting.

          (e) Failure to Recommend, Etc. At any time prior to the Company Meeting, by CLF if the Company Board shall have failed to make its recommendation referred to in Section 6.03 (or, if requested by CLF Bank, failed to indicate that it will make such indication), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of the Acquisition Parties or shall have approved or recommended to its shareholders an Acquisition Proposal other than the Merger (it being understood that taking actions permitted under Section 6.06(a) shall not be deemed to be a failure to make, a withdrawal of or a modification or change in such recommendation).

          (f) Superior Proposal. At any time prior to the receipt of the Company Shareholder Approval, by the Company, in accordance with Section 6.06(b)(iii), provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, the Company shall have complied with all provisions of Section 6.06, including the notice provisions therein and the Fee contemplated by
     Section 8.03 shall have been paid.

          8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in
Section 6.12, this Section 8.02, Section 8.03 and Article IX and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

          8.03 Fee.

          (a) Upon the occurrence of a Fee Event, the Company shall pay CLF, and CLF shall be entitled to payment of, a fee of US$78 million (the "Fee"). The payment of the Fee shall be made to CLF in immediately available funds upon the occurrence of the Fee Event.

          (b) The term "Fee Event" shall mean any of the following events or transactions occurring on or after the date hereof: (i) this Agreement is terminated by CLF pursuant to Section 8.01(e) or by the Company pursuant to Section 8.01(f); (ii) this

     Agreement is terminated by CLF pursuant to Section 8.01(b) as a result of a willful breach by the Company and, within 12 months after such termination, the Company or any Subsidiary shall have entered into an agreement to engage in a transaction that constitutes an Acquisition Transaction with any Person or the Company Board shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction; or (iii) this Agreement is terminated by either CLF or the Company pursuant to Section 8.01(c) (provided that no approval or action of a Governmental Authority required to be obtained for the consummation of the Merger shall have been denied by action of such Governmental Authority and such denial did not result from the Company's failure to comply with Section 6.01) or 8.01(d)(ii) after a bona fide Acquisition Proposal shall have been made or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and, within 12 months thereof, the Company or any Subsidiary shall have entered into an agreement to engage in a transaction that constitutes an Acquisition Transaction with any Person or the Company Board shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction.

     For purposes of this Section 8.03(b), the definitions of Acquisition Transaction and Acquisition Proposal shall be deemed to utilize 50% as opposed to 20% and shall only be deemed to refer to a transaction involving the Company or the Company Lead Insurance Subsidiary, or with respect to assets (including the shares of any Subsidiary), the Company and its Subsidiaries, taken as a whole.

          (c) The Company shall notify CLF promptly in writing of the occurrence of any Fee Event.

          (d) If the Company fails to promptly pay when due the amounts that become payable pursuant to this Section 8.03, and, in order to obtain any such payment, CLF commences a suit which results in a judgment against the Company for the Fee, the Company shall pay to CLF its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          8.04 Other Fees.

          (a) (X) In the event that this Agreement is terminated by either CLF or the Company pursuant to Section 8.01(d) solely due to the denial by a final non-appealable action of an approval or action required of a Governmental Authority of a European nation (excluding Bermuda, if applicable, and the United Kingdom, a "European Approval") required to be obtained by the Acquisition Parties for the consummation of the Merger and the other transactions contemplated by this Agreement (provided that the cause of such denial is not the Company's breach of
               Section 6.01); or

               (Y) (i) this Agreement is terminated by either CLF or the Company pursuant to Section 8.03(c) and (ii) at the time of any such termination all conditions to the consummation of the Merger other than Section 7.01(b) and Section 7.01(c)(A) shall have been satisfied or waived (or were capable of being satisfied had the Effective Time occurred on the date of such termination) and Section 7.01(b) and Section 7.01(c)(A) shall not have been satisfied solely as a result of (x) the failure to obtain a European Approval (provided that the cause of such failure is not the Company's breach of Section 6.01) or (y) an injunction issued by a Governmental Authority of a European nation (excluding Bermuda, if applicable, and the United Kingdom) (provided that the cause of such injunction is not a breach by the Company of this Agreement), then CLF shall promptly pay, but in no event later than the date of such termination, the Company a fee of $7.5 million (the "Other Fee"), payable by wire transfer of same day funds.

          (b) If CLF fails to promptly pay when due the amounts that become payable pursuant to this Section 8.04, and, in order to obtain any such payment, the Company commences a suit which results in a judgment against CLF for the Fee, CLF shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Other Fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                  ARTICLE IX

                                 Miscellaneous

          9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Section 6.09 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(b), 8.02, 8.03, 8.04 and this
Article IX which shall survive such termination).

          9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this

Agreement may be (a) waived by the party benefitted by the provision (other than the condition set forth in Section 7.02(c), which may not be waived without the consent of WM) or (b) amended or modified at any time, by an agreement in writing between the parties hereto executedin the same manner as this Agreement, except that, after the Company Meeting, this Agreement may not be amended if it would violate the NYBCL.

          9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

          9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          9.05 Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and
(d) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 9.05.

          9.06 Expenses. Except as otherwise set forth herein, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the Acquisition Parties, on the one hand, and the Company, on the other hand, shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of and the Company Proxy Statement (including SEC filing fees) and soliciting proxies.

          9.07 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

          If to the Company, to:

               Financial Security Assurance Holdings Ltd.
               350 Park Avenue
               New York, New York  10022

               Attention:  Bruce E. Stern, Esq.
               Telephone:  (212) 826-0100
               Facsimile:  (212) 688-3107

          With a copy (which shall not constitute notice) to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, New York  10019-7475

              Attention: Philip A. Gelston, Esq.
              Telephone:  (212) 474-1000
              Facsimile:  (212) 474-3700


              Dexia S.A.
              7 a 11 quai Andre Citroen BP-1002
              75 901 Paris Cedex 15

              Attention:  Jean-Paul Gauzes
              Telephone:  331 43 92 81 64
              Facsimile:  331 43 92 81 50


              Dexia Credit local de France
              7 a 11 quai Andre Citroen BP-1002
              75 901 Paris Cedex 15

              Attention:  Jean-Paul Gauzes
              Telephone:  331 43 92 81 64
              Facsimile:  331 43 92 81 50

          With a copy to:

             Dexia Credit local de France, New York Agency
             445 Park Avenue
             New York, New York  10022

             Attention:  Agency Manager
             Telephone:  (212) 515-7000
             Facsimile:  (212) 753-5522

          With a copy (which shall not constitute notice) to:

             Sullivan & Cromwell
             125 Broad Street
             New York, New York 10004-2498

             Attention:  Mark J. Menting, Esq.
             Telephone:  (212) 558-4000
             Facsimile:   (212) 558-3588

          9.08 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than the Voting Agreements and the Holdings Purchase Agreement). Except for Sections 3.04, 3.05, 6.09 and 9.02, nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.09 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All references herein to "$" shall be to U.S. dollars.

          9.10 CLF May Act for Dexia. Any action that Dexia may take with respect to this Agreement may be taken by CLF on its behalf and the Company may rely on any action taken by CLF as action by Dexia as well.

                                     * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                   FINANCIAL SECURITY ASSURANCE
                                   HOLDINGS LTD.


                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                   DEXIA S.A.


                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                   DEXIA CREDIT LOCAL DE FRANCE S.A.


                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                   PAJY Inc.


                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT A

                               VOTING AGREEMENT

          VOTING AGREEMENT, dated as of March 14, 2000 (this "Agreement"), by and between Dexia Credit local de France S.A. (the "Acquiring Party") and the shareholder of Financial Security Assurance Holdings Ltd. (the "Company") identified as the signatory hereto (the "Shareholder").

          WHEREAS, the Acquiring Party is prepared to enter into an agreement and plan of merger dated as of March 14, 2000 with the Company (the "Merger Agreement") simultaneously with the execution of this Agreement;

          WHEREAS, the Acquiring Party would not enter into the Merger Agreement unless the Shareholder enters into this Agreement;

          WHEREAS, the Shareholder will benefit directly and substantially from the Merger Agreement; and

          WHEREAS, the Shareholder has, after consultation with the Company as to the process (and the results thereof) the Company has undertaken regarding a possible sale of the Company and the nature of the Acquiring Party's proposal, advised the Board of Directors of the Company that it desires that the Company and the Board of Directors accept the Acquiring Party's proposal embodied in the Merger Agreement, terminate any further activities with third parties regarding a sale of the Company and approve and adopt the Merger Agreement and authorize the execution and delivery thereof.

          NOW, THEREFORE, in consideration of the Acquiring Party's entry into the Merger Agreement, the Shareholder agrees with the Acquiring Party as follows:

          1. The Shareholder represents and warrants that (i) it owns (of record and beneficially) and controls, or controls with exclusive power to vote, the number and class of shares of the Company set forth on the signature page hereof (including any shares acquired on the conversion of any other shares, the "Owned Shares") free from any lien, encumbrance or restriction whatsoever and with full power to vote the Owned Shares without the consent or approval of any other person, (ii) this Agreement has been duly authorized, executed and delivered by it and constitutes the legally binding obligation of the Shareholder, enforceable in accordance with its terms, and (iii) the execution, delivery and performance by the Shareholder of this Agreement does not and will not (a) conflict with any provision of its certificate or articles of incorporation or by-laws or any similar corporate document, or any agreement, indenture or instrument to which it is a party or (b) require the consent or approval of any governmental authority having jurisdiction over it or of any third party. For all purposes of this Agreement, Owned Shares shall include any shares of the Company as to which beneficial ownership is acquired after the execution hereof.

          2. The Shareholder represents and warrants that the agreements listed in Appendix I to this Agreement are the only written agreements or arrangements between the Shareholder (or any subsidiary of the Shareholder) and the Company (or any subsidiary of the Company) relating to any capital stock of the Company (or any Subsidiary of the Company) (the "Covered Agreements").

          3. The Shareholder irrevocably and unconditionally agrees that it will (a) vote all of the Owned Shares in favor of the Merger Agreement and the merger provided for therein (the "Merger") at any meeting or meetings of the Company's shareholders called to vote upon the Merger Agreement and the Merger and (b) will not vote such shares (or otherwise provide a proxy, consent, voting agreement or similar arrangement with respect thereto) in favor of any other Acquisition Proposal as defined below, provided that, in the case of each of clauses (a) and (b), the terms of the Merger Agreement shall not have been amended in a manner that adversely affects the Shareholder in a material way (with a change in the amount of the merger consideration being material).

          4. The Shareholder agrees that it will not (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of (other than by exercising any conversion right), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares, unless it receives (i) a proxy, in form and substance substantially similar to the provisions of Section 3 hereof, irrevocable so long as this Agreement is effective, to vote or not to vote such Owned Shares as provided in Section 3 of this Agreement, and the Shareholder will so vote or not vote such Owned Shares and (ii) an agreement identical in all material respects to this Agreement executed by the buyer of the Owned Shares the subject thereof; (b) exercise any appraisal rights available to such Shareholder pursuant to
Section 910 of the New York Business Corporation Law in connection with the Merger; and (c) take any action or omit to take any action which would prohibit, prevent or preclude Shareholder from performing its obligations under this Agreement.

          5. The Shareholder agrees, at the request of the Acquiring Party,
(i) to terminate, or cause the termination of, any or all Covered Agreements (other than the rights of the holders of any shares of preferred stock under the Company's certificate of incorporation) designated by the Acquiring Party immediately prior to, and subject to, the effectiveness of the Merger and (ii) to execute, or cause the execution of, any other documents or instruments necessary to effect the foregoing termination. In addition, effective upon consummation of the Merger, the Shareholder, for itself and on behalf of any subsidiary, hereby releases the Company and any of its subsidiaries from any obligations they may have under any Covered Agreement and any claims the Shareholder or any of its subsidiaries may have with respect to the Covered Agreements.

          6. The Shareholder agrees to take all reasonable actions and make such reasonable efforts to consummate the Merger and effect the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended in a manner that adversely affects the Shareholder in a material way (with a change in the amount of the merger consideration being material).

          7. The Shareholder agrees to waive any pre-emptive right that it may have with respect to capital stock of the Company pursuant to any of the transactions contemplated by the Merger Agreement or any voting agreement similar to this Agreement and consents to the transactions contemplated hereby and thereby.

          8. The Shareholder shall not, nor shall it permit any of its subsidiaries to, nor shall it permit any of its or its Subsidiaries' directors or officers to, and shall use its commercially reasonable efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by it or any of its subsidiaries or affiliates) not to (i) solicit, initiate or encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, the making of any proposal which constitutes an Acquisition Proposal (as defined in the Merger Agreement) or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Acquisition Proposal; provided, however, that this
Section 8 shall not be deemed to prohibit any person acting in such person's capacity as a director or officer of the Company from engaging in any such activities to the extent the Company may so engage without violating the Merger Agreement.

          9. The Shareholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Acquiring Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Shareholder to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity and that the Shareholder waives the posting of any bond or security in connection with any proceeding related thereto.

          10. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by each party hereto and delivered to the other party (which delivery may be by facsimile).

          11. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as it is enforceable.

          12. The Shareholder agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate, in order to consummate the transactions contemplated hereby.

          13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflict of laws), except to the extent that the Federal laws of the United States govern the matters set forth herein.

          14. To the extent that the Shareholder is ultimately controlled by another entity, such entity is identified below and, by its duly authorized execution and delivery of this Agreement in the space provided for below, hereby agrees (a) to be bound by this Agreement as if it were the Shareholder and (b) to cause the Shareholder to perform its obligations hereunder.

          15. The Shareholder agrees not to exercise any registration rights or similar rights regarding the Company's shares.

          16. This Agreement shall terminate upon the earlier to occur of (a) the date of termination of the Merger Agreement and (b) the effective time of the Merger, provided that termination shall not relieve a breaching party of liability for any breach prior to the termination.

          17. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                            DEXIA CREDIT LOCAL DE FRANCE S.A.



                                            By:
                                                ------------------------------
                                                Name:
                                                Title:


                                            [                    ]
                                             a subsidiary of
                                            [                    ]



                                            By:
                                                ------------------------------
                                                Name:
                                                Title:


                                            [                 ]
                                             parent of
                                            [                 ]



                                            By:
                                                ------------------------------
                                                Name:
                                                Title:


Number of "Owned Shares" of Common Stock of the Company: [             ]

Number of "Owned Shares" of Preferred Stock of the Company: [             ]

                                                                     EXHIBIT B

                             EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of March 14, 2000 by and between Financial Security Assurance Holdings Ltd., a New York corporation ("Company"), and [ ] ("Employee").

          WHEREAS, Dexia S.A. ("Dexia") and Company are entering into an Agreement and Plan of Merger dated as of March 14, 2000 (the "Merger Agreement"), whereby Company will become a wholly-owned subsidiary of Dexia; and

          WHEREAS, Company desires to employ Employee and Employee is willing to serve as an employee of Company, subject to the terms and conditions of this Agreement;

          NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

          1. Employment. Company hereby employs Employee, and Employee agrees to serve as an employee of Company, on the terms and conditions set forth in this Agreement.

          2. Term. Employee's employment shall commence at the Effective Time (as defined in the Merger Agreement) and end on the fourth anniversary of the Effective Time (the "Term").

          3. Duties During Employment. During Employee's employment with Company, Employee shall serve as Chairman and Chief Executive Officer of Company and shall have such duties and responsibilities as are assigned to him by the Board of Directors of Company (the "Board") and as are consistent with the magnitude and scope of his duties and responsibilities as of the Effective Time. The Employee shall report directly to the Board.

          Employee shall devote Employee's full business time and attention and best efforts to the affairs of Company during his period of employment, provided, however, that Employee may continue to engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of such other organizations, provided that such activities do not interfere with the performance of his duties for Company.

          4. Current Cash Compensation.


          (1) Base Salary. As compensation for his services hereunder, Company will pay to Employee during the period of his employment a base salary at the annual rate in effect immediately prior to the Effective Time, payable in accordance with Company's payroll practices for senior executives. Company shall review the base salary bi-annually (with the next review to take place January 2001) and in light of such review may, in the discretion of the Board (but shall not be obligated to), increase such base salary taking into account any change in Employee's then responsibilities, performance by Employee, and other pertinent factors.

          (2) Annual Bonus. Company shall maintain a bonus pool (the "Bonus Pool") for the benefit of Company employees equal to seven percent (7%) of the after-tax growth in adjusted book value, excluding realized and unrealized gains/losses on investments and including a return on equity ("ROE") modifier that is consistent with the Company's practice as of the date hereof. The Company shall also maintain a reserve bonus pool (the "Reserve Pool") made up of previously earned but undistributed Bonus Pool allocations from prior years, equal to approximately $7 million, which shall be distributable at the discretion of the management of the Company in consultation with Dexia. Employee shall receive an annual cash bonus equal to at least 5.6% of each of the Bonus Pool and the Reserve Pool, if applicable. An additional 2.9% of the Bonus Pool and Reserve Pool, if applicable, shall be allocated among Employee,
[     ] and [     ] as determined by Company's Human Resources Committee;
provided, however, that such percentage shall be reduced to (i) 1.75% in the event Employee is no longer employed by the Company and (ii) 2.02% in the
event either [   ] or [   ] is no longer employed by Company. It should be
noted that the above described percentages are minimum percentages and that it is anticipated that the actual percentages of each of the Bonus Pool and
Reserve Pool to be allocated among Employee, [    ] and [    ] will be in the
range of 17% to 20%, based on each employee's individual performance and the performance of Company.

          (3) Performance Shares. In each calendar year in the Term, beginning in 2001, Employee shall receive an annual Performance Share grant under the Company's 1993 Equity Participation Plan (the "Performance Share Plan"), as presently in effect or as may be modified or added to by Company from time to time, equal to no less than 50% of such Employee's 2000 Performance Share grant. Such awards shall comply with the terms of the compensation program included in the post-transaction compensation program prepared by Johnson Associates, Inc. included in the Merger Agreement, except as provided herein. Except as provided herein, such Performance Shares shall vest according to the terms of the Performance Share Plan.

          5. Other Employee Benefits. In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions thereof, shall be entitled to participate in Company's employee benefit plans, as presently in effect or as they may be modified or added to by Company from time to time to the same extent as are otherwise enjoyed by the senior executives of Company, which shall not be reduced in any material respect from plans in existence as of the Effective Time. In addition, Employee shall be required to continue the deferral of outstanding equity bonus balances into alternative investments under the Company's Deferred Compensation Plan.

          6. Termination.

             (a) Termination by Company Without Cause; Termination by Employee for Good Reason.

               (i) During the Term. If, during the Term, Company should terminate Employee's employment without Cause (as defined below), or if Employee should terminate his employment for Good Reason (as defined below), Company shall pay to Employee an amount equal to two times the sum of (A) Employee's annual base salary at the rate in effect immediately prior to the date of termination and (B) the average annual bonus payable to Employee for the two (2) years immediately prior to the year during which termination occurred (the "Severance Payment"). The Severance Payment, which shall be in lieu of any amount payable to Employee under the Company's Severance Policy for Senior Management, shall be payable in monthly installments over the Restricted Period (as defined in Section 7(b) below). Notwithstanding any provision of the Performance Share Plan to the contrary, in the event the Employee's employment is terminated pursuant to this Section 6(a)(i), (x) all Performance Shares then outstanding shall vest pro rata in proportion to the percentage of the performance cycle for such Performance Shares during which Employee was employed by Company, (y) Employee shall vest in two-thirds of such Performance Shares that are then outstanding which have not vested pursuant to clause (x), and (z) Employee shall be deemed to have been awarded and to have vested in two-thirds of the minimum annual Performance Share grant(s) provided for in Section 4(c) to which he is otherwise entitled and for which a Performance Share grant has not otherwise been made. Employee shall receive a cash payment with respect to all such Performance Shares valued pursuant to the valuation mechanism provided in the Performance Share Plan (which provides a mechanism for determining the number of Performance Shares and the price per share) as applicable to Performance Shares outstanding at the Effective Time and Performance Shares granted subsequent to the Effective Time, respectively. If the performance cycle includes at least one completed year, the payout for each such completed year shall be based on the actual results for the completed year(s) and 100% will be used for uncompleted years; or if the performance cycle does not include any completed years, 100% payout. The value which is obtained by multiplying the number of Performance Shares determined under (x), (y) and (z) above by, the applicable share price determined under the valuation mechanism in the Performance Share Plan at the time of the termination will be increased with interest at 8% per year, compounded semi-annually, from the date of termination to the date of payment. Such cash payment shall be made within five (5) days after the end of the Restricted Period (as defined in Section 7(b)). Such cash payment shall be forfeited in the event Employee breaches his obligations under Section 7(b) and
          (c) of this Agreement.

               (ii) After the Term. If, at any time after the Term, Company should terminate Employee's employment without Cause, or if Employee should terminate his employment for Good Reason, Company shall pay to Employee the Severance Payment, which shall be in lieu of any amount payable to Employee under the Company's Severance Policy for Senior Management, payable in a lump sum within five (5) days of termination. Notwithstanding any provision of the Performance Share Plan to the contrary, in the event Employee's employment is terminated pursuant to this Section 6(a)(ii), (A) all Performance Shares granted during the Term shall vest pro rata in proportion to the percentage of the performance cycle for such Performance Shares during which Employee was employed by Company and (B) Employee shall vest in two-thirds of the Performance Shares granted during the Term which have not vested pursuant to clause (A). All Performance Shares granted after the Term shall be treated according to the terms of the Performance Share Plan as then in effect. Within five (5) days of a termination pursuant to this Section 6(a)(ii), Employee shall receive a lump sum cash payment with respect to all such Performance Shares at a value of such shares multiplied by the applicable share price determined under the valuation mechanism in the Performance Share Plan.

          "Cause" shall mean (i) conviction or plea of nolo contendere (or similar plea) in a criminal proceeding for commission of a misdemeanor or a felony that is materially injurious to the Company; (ii) willful and continued failure by Employee to perform substantially his duties with Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Employee by Company which specifically identifies the manner in which Company believes Employee has not substantially performed his duties; or (iii) Employee engages in willful misconduct in carrying out his duties with Company which is directly and materially harmful to the business or reputation of Company. Employee shall not be terminated for Cause unless he is provided with notice stating in reasonable detail the alleged misconduct and if such misconduct is reasonably susceptible to cure, he is allowed a period of time (not less than ten (10) days) to cure the misconduct; and a resolution is adopted by the Board at a scheduled meeting at which Employee shall be entitled to attend and speak to the Board.

          "Good Reason" shall mean, without Cause: (i) a diminution of any of Employee's significant duties or responsibilities; (ii) breach by the Company of its obligations hereunder; (iii) Company's requiring Employee to be based at an office that is greater than twenty-five (25) miles from the location of Employee's office as of the Effective Time; or (iv) after the Term and prior to January 1, 2008, a material adverse change in Employee's total compensation as in effect at the Effective Time. Notwith standing the foregoing, Employee shall not be deemed to have terminated his employment for Good Reason unless he gives 60 days' prior written notice to Company stating in reasonable detail the basis upon which "Good Reason" is asserted, such notice is given within 120 days of the later of the occurrence of the event or the date Employee knows or should have known of the event which would otherwise constitute Good Reason and, if such failure or breach is reasonably susceptible to cure, Company does not effect a cure within such 60-day period.

               (b) Termination by Company for Cause; Termination by Employee without Good Reason.


                    (i) During the Term. If, during the Term, Company should
               terminate Employee's employment for Cause or Employee should terminate his employment without Good Reason, Employee will be entitled only to be paid the pro-rata annual base salary otherwise payable to Employee under paragraph (a) of Section 4 through the date of termination. All Performance Shares that are unvested on the date of termination shall be forfeited.

                    (ii) After the Term. If, after the Term, Company should
               terminate Employee's employment for Cause or Employee should terminate his employment without Good Reason, Employee will be entitled to be paid the pro- rata annual base salary otherwise payable to Employee under paragraph (a) of Section 4 through the date of termination and a pro-rata annual bonus through the date of termination. Notwithstanding any provision of the Performance Share Plan to the contrary, in the event Employee's employment is terminated pursuant to this Section 6(b)(ii), all outstanding Performance Shares granted during the Term shall vest pro rata in proportion to the percentage of the performance cycle for such Performance Shares during which Employee was employed by Company. All Performance Shares granted after the Term shall be treated according to the terms of the Performance Share Plan then in effect. Within five (5) days of a termination pursuant to this Section 6(b)(ii), Employee shall receive a lump sum cash payment with respect to all such Performance Shares at a value of such shares multiplied by the applicable share price determined under the valuation mechanism in the Performance Share Plan.

          (c) Additional Payments. If applicable, Employee shall be eligible to receive the additional payments set forth on Annex A.

          (d) No Disparaging Statements. In the event of termination of Employee's employment for any reason by Company or Employee, Employee will not at any time publicly denigrate, ridicule or intentionally criticize Company or any of its affiliates including, without limitation, by way of news interviews, or the expression of personal views, opinions or judgments to the news media. Similarly, neither Company nor any of its affiliates will publicly denigrate, ridicule or intentionally criticize Employee.

          7. Restrictive Covenants.

          (a) Confidential Information. Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to Company or any affiliate of Company, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other nonpublic business affairs of Company and any affiliate of Company learned by him from Company or any such affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside Company or any of its affiliates, whether during or after his period of service with Company, except as may be required by a court of law, by any governmental agency having supervisory authority over the business of Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information. Employee agrees to give Company advance written notice of any disclosure pursuant to the preceding sentence and to cooperate at the Company's expense with any efforts by Company to limit the extent of such disclosure. Upon request by Company, Employee agrees to deliver promptly to Company upon termination of his services for Company, or at any time thereafter as Company may request, all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents (and all copies thereof) relating to Company's or any affiliate's business and all property of Company or any affiliate associated therewith, which he may then possess or have under his control, other than personal notes, diaries, rolodexes and correspondence.

          (b) Covenant Not to Compete. During the term of this Agreement and for the remainder of the Term, upon a termination of Employee's employment for any reason (the "Restricted Period"), Employee shall not directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any competing business, whether for compensation or otherwise, without the prior written consent of Company (excluding less than 5% stakes in public vehicles). For the purposes of this Agreement, a "competing business" shall be any financial services business which is a significant competitor of Company or its affiliates. Should Employee, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any competing business, all payments under this Agreement shall cease.

          (c) Covenant Not to Solicit Company Clients or Employees. During the term of this Agreement, and for the Restricted Period, Employee shall not, in any manner, directly or indirectly, (i) raid or solicit any client or prospective client of Company or its affiliates to whom Employee provided services, or for whom Employee transacted business, or whose identity became known to Employee in connection with Employee's employment with Company, to transact business with a competing business or reduce or refrain from doing any business with Company or its affiliates or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between Company or its affiliates and any such client or prospective client. During the term of this Agreement, and for the Restricted Period, Employee further agrees that Employee shall not, in any manner, directly or indirectly, solicit any person who is an employee of Company or its affiliates to apply for or accept employment with any competing business. The term "solicit" as used in this Agreement means any communication of any kind whatsoever, regardless of by whom initiated, inviting, encouraging or requesting any person or entity to take or refrain from taking any action.

          (d) Employee agrees that during his employment and thereafter Employee shall be available to Company and Parent and shall assist Company and Parent in connection with any litigation brought by or against Company or its affiliates and Parent relating to the period during which Employee was employed by Company; provided, however, that all costs and expenses in connection with the foregoing shall be borne by Company and/or Parent and advanced to the Employee.

          (e) The provisions of this Section 7 shall survive the termination or expiration of this Agreement in accordance with the terms hereof. It is the intention of the parties hereto that the restrictions contained in this
Section 7 be enforceable to the fullest extent permitted by law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable.

          8. Remedy. Should Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Section 7 hereof, it is agreed that Company shall be entitled to full injunctive relief, to be issued by any competent court of equity, enjoining and restraining Employee and each and every other person, firm, organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to Company shall not be deemed to limit or prevent the exercise by Company of any or all further rights and remedies which may be available to Company hereunder or at law or in equity.

          9. Prior Notice to Prospective Employer. Prior to accepting employment with any other person or entity during Employee's employment or the Restricted Period, Employee shall provide such prospective employer with written notice of the provisions of this Agreement.

          10. Arbitration. If a dispute arises between the parties respecting the terms of this Agreement or Employee's employment by Company, such dispute shall be settled only by binding arbitration in New York, New York, in accordance with the commercial arbitration rules of the American Arbitration Association. Company will pay the costs of arbitration and reasonable legal fees, provided that the claim is determined not to be frivolous.

          11. Directors' and Officers' Insurance. During the Employee's employment, Company shall maintain directors' and officers' liability insurance covering Employee, which contains at least the same coverage and amounts and contains terms and conditions no less advantageous than that coverage provided by Company as of the Effective Time.

          12. Governing Law. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New York, without reference to principles relating to conflict of laws. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

          13. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or five (5) days after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed to the respective party at the address set forth below or to such other address as may hereafter be designated by like notice. Unless otherwise notified as set forth above, notice shall be sent to each party as follows:

          (a)      Employee, to:
                   [                    ]

          (b)      Company, to:
                   7 a quai Andre Citroen BP-1002

                   75 901 Paris Cedex 15
                   Attention: Jean-Paul Gauzes

          In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax, which shall be effective upon receipt.

          14. Entire Agreement. This Agreement constitutes the entire understanding between Company and Employee relating to the terms of employment of Employee by Company and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Company and its successors.

          15. Successors. This Agreement is personal to Employee and without the prior written consent of Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives. This Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns.

          16. Withholding Taxes. All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, wage and other taxes.

          17. Waiver of Breach. The waiver by either party of a breach of any term of this Agreement shall not operate nor be construed as a waiver of any subsequent breach thereof. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

          18. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

          19. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          20. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                   Financial Security Assurance Holdings Ltd.


                                   By: ______________________________________
                                       Title:




                                       --------------------------------------
                                         [                                ]

                                                                       ANNEX A

                              Additional Payments

          (a) Except as set forth below, in the event it shall be determined that any payment or distribution by Company to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise, but determined without regard to any additional payments required under this Annex A) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of paragraph (c), all determinations required to be made under this Annex A, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Company's independent auditors or such other certified public accounting firm reasonably acceptable to Employee as may be designated by Company (the "Accounting Firm") which shall provide detailed supporting calculations both to Company and Employee within 15 business days of the receipt of notice from Employee that there has been a Payment, or such earlier time as is requested by Company. All fees and expenses of the Accounting Firm shall be borne solely by Company. Any Gross-Up Payment, as determined pursuant to this Annex A, shall be paid by Company to Employee not later than the due date for the payment of any Excise Tax. Any determination by the Accounting Firm shall be binding upon Company and Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Company exhausts its remedies pursuant to paragraph (c) and Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Company to or for the benefit of Employee. In the event the amount of the Gross-up Payment exceeds the amount necessary to reimburse Employee for the Excise Tax (the "Overpayment"), the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment shall be promptly paid by Employee (to the extent Employee has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. Employee shall cooperate, to the extent expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

                                                                     EXHIBIT C

==============================================================================

                    STOCK PURCHASE AND INDEMNITY AGREEMENT

                                 by and among

                    WHITE MOUNTAINS INSURANCE GROUP, LTD.,

                    WHITE MOUNTAINS HOLDINGS (BARBADOS) SRL

                                      and

                       DEXIA CREDIT LOCAL DE FRANCE S.A.

                                      for

                    all of the outstanding capital stock of

                        WHITE MOUNTAINS HOLDINGS, INC.

                                      and

          indirectly for certain of the outstanding capital stock of

                  FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

                                  dated as of

                                March 14, 2000

==============================================================================

          STOCK PURCHASE AND INDEMNITY AGREEMENT (the "Agreement"), dated as of March 14, 2000, by and among WHITE MOUNTAINS INSURANCE GROUP, LTD., a corporation organized under the laws of Bermuda ("White Mountains"), WHITE MOUNTAINS HOLDINGS (BARBADOS) SRL, a society with restricted liability organized under the laws of Barbados ("Sub 1") (each a "Seller" and, collectively, the "Sellers"), and DEXIA CREDIT LOCAL DE FRANCE S.A., a corporation organized under the laws of France ("CLF") (each a "Party" and, collectively, the "Parties").

          IN CONSIDERATION of the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

          SECTION 1.1 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below and other terms are later defined:

          "Berkshire Hathaway Stock" has the meaning given to it in Section 2.3(c).

          "Effective Date" has the meaning given to it in the Merger
Agreement.

          "Effective Time" has the meaning given to it in the Merger
Agreement.

          "FSA" means Financial Security Assurance Holdings Ltd., a New York corporation.

          "FSA Common Stock" has the meaning given to it in the definition of FSA Shares.

          "FSA Shares" means 6,020,807 of issued and outstanding shares of common stock of FSA, par value $0.01 per share (the "FSA Common Stock"), and 2,000,000 of issued and outstanding shares of Series A Convertible Redeemable Preferred Stock of FSA, par value $0.01 per share (the "FSA Preferred Stock"), subject in each case to adjustment to reflect the conversion of any shares of FSA Preferred Stock into shares of FSA Common Stock. Any shares received pursuant to such conversion shall be FSA Shares.

          "FSA Preferred Stock" has the meaning given to it in the definition of FSA Shares.

          "Governmental Authorization" means any approval, franchise, certificates of authority, order, consent, judgment, decree, license, permit, waiver or other authorization issued, granted given or otherwise made available under the authority of any Governmental Entity (as defined in Section 3.4) or pursuant to any Law (as defined in Section 3.2(d)).

          "Holdings" means White Mountains Holdings, Inc, a Delaware corporation, all of the issued and capital stock of which comprises the Holdings Shares.

          "Holdings Shares" means all of the issued and outstanding shares of capital stock of Holdings, comprising common stock, par value $1.00 per share.

          "LLC Transactions" means (1) the contribution by Sub 1 to Holdings of the Services Shares, (2) pursuant to Section 266 of the Delaware General Corporation Law, the conversion of Services into a Delaware limited liability company, (3) the distribution by Services to Holdings (the sole member of Services) of the FSA Shares and (4) the transfer by Holdings to a wholly owned subsidiary of White Mountains that is not owned, directly or indirectly, by Holdings of all the membership interests in Services.

          "Majority Services Shares" means all of the issued and outstanding shares of common stock of Services, par value $0.01 per share, owned by Holdings as at the date of this Agreement, which shares comprise all of the issued and outstanding shares of capital stock of Services (except for the Services Shares).

          "Material Adverse Effect" means, with respect to White Mountains, Sub 1, Services or Holdings, as the case may be, any effect that (a) is material and adverse to the financial position, results of operations (if any) or business of White Mountains and its Subsidiaries taken as a whole, or (b) would materially impair the ability of White Mountains or Sub 1 to perform its obligations under this Agreement or the ability of White Mountains, Sub 1, Services or Holdings to consummate the transactions contemplated herein.

          "Merger" has the meaning given to it in the Merger Agreement.

          "Merger Agreement" means the Agreement and Plan of Merger, dated as of March 14, 2000 by and among Dexia S.A., Dexia Credit Local de France S.A., PAJY, Inc. and FSA, as it may be amended from time to time.

          "Merger Consideration" has the meaning given to it in the Merger Agreement.

          "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, Governmental Entity (as defined in Section 3.4), joint venture, estate, trust, association, organization or other entity of any kind or nature.

          "Pre-Closing Balance Sheet" means a balance sheet of Services dated as of the last day of the month of the month immediately preceding the month in which the Closing occurs prepared in accordance with U.S. generally accepted accounting principles.

                  "Pre-Closing Tax Period" means any taxable year or period that ends on or before the Effective Date and, with respect to any taxable year or period beginning before and ending after the Effective Date, the portion of such taxable year or period ending on and including the Effective Date. For this purpose, the Taxes of Holdings for the portion of the taxable year or period ending on, and for the portion of a taxable year or period beginning after, the Effective Date shall be determined by assuming that

Holdings had a taxable year or period which ended at the close of the Effective Date, except that exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a time basis.

          "Quarter Date" shall mean each successive three month anniversary date of the Effective Date occurring after the thirteenth month after the Effective Date and prior to the eight and a half year anniversary of the Effective Date.

          "Related Person" means, with respect to any Person, (a) any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, (b) each Person that serves as a director, officer, partner, executor, trustee or agent of such Person (or in any other similar capacity), or (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity).

          "Representatives" means, with regard to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

          "Repurchase Securities" means all Repurchase Shares, all U.S. Treasury obligations sold to CLF by Sub 1 pursuant to Section 2.3 hereof and any securities obtained by CLF pursuant to Section 2.3 hereof.

          "Repurchase Shares" shall mean all shares of Berkshire Hathaway Stock sold to CLF by Sub 1 pursuant to Section 2.3 hereof (whether pursuant to Section 2.3(c)(i) or 2.3(c)(vii)).

          "Security Purchase Price" shall mean as of any date (i) with respect to shares of Berkshire Hathaway Stock (A) purchased and sold pursuant to
Section 2.3(c)(i), the "Original Price Per Share" (as defined in Section 2.3(c)(i)), and (B) purchased and sold pursuant to Section 2.3(c)(vii), the "Adjusted Price Per Share" (as defined in Section 2.3(c)(vii)) and (ii) with respect to any U.S. treasury obligations, the principal amount thereof.

          "Semi-Annual Date" shall mean each six month anniversary of the Effective Date.

          "Services" means White Mountains Services Corporation, a Delaware corporation, all of the issued and outstanding capital stock of which comprises common stock.

          "Services Shares" means all of the issued and outstanding shares of common stock of Services, par value $0.01 per share, owned beneficially by White Mountains.

          "Sub 1 Shares" means all of the issued and outstanding common quotas of Sub 1.

          "Subsidiary" has the meaning given to it in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

          "Taxes" has the meaning given to it in Section 3.9(n).

          "U.S. dollar" or "$" means the lawful currency of the United States of America.

          SECTION 1.2 Merger Agreement Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

                                  ARTICLE II

                          SALE AND PURCHASE OF SHARES

          SECTION 2.1 Sale and Purchase of Holdings Shares.

          (a) Sale and Purchase of Holdings Shares. Upon the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants, agreements, undertakings and obligations contained herein, immediately prior to the Merger on the Effective Date, White Mountains shall cause Sub 1 to sell to CLF, and Sub 1 shall sell to CLF, and CLF shall purchase from Sub 1, all of the Holdings Shares, free and clear of any and all Liens, for the consideration specified in this
Article II. For purposes of this Agreement, the term "Liens" shall mean any charges, claims, community property interests, covenants, encumbrances, equitable interests, exceptions, liens, mortgages, options, pledges, reservations, rights of first refusal, security interests, statutory liens, warrants, or restrictions of any kind, including any restrictions on voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          SECTION 2.2 Purchase Price.

          (a) Purchase Price for Holdings Shares. The purchase price for the Holdings Shares shall be an amount in cash in U.S. dollars equal to the sum of
(i) the product of (A) the number of shares of FSA Common Stock included in the FSA Shares and being sold hereunder and (B) the per share Merger Consideration and (ii) the product of (A) the number of shares of FSA Preferred Stock included in the FSA Shares and being sold hereunder and (B) the per share Preferred Merger Consideration (as defined in the Merger Agreement) (the "Purchase Price"). The Purchase Price shall be paid in accordance with Section 2.3 hereof.

          SECTION 2.3 Payment of Purchase Price, Holdback Amount and Repurchase Shares.

          (a) On the Effective Date and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the Parties contained herein and in consideration of the sale, assignment, transfer and delivery of the Holdings Shares to CLF, CLF shall pay the Purchase Price (less the Holdback Amount (as defined in
Section 2.3(b)(i)) for the Holdings Shares to White Mountains (for Sub 1's account in respect of the Holdings Shares) by wire transfer of immediately available funds to an account or accounts designated by White Mountains.

          (b) Holdback Amount.

          (i) Notwithstanding anything to the contrary contained herein, CLF shall withhold an amount equal to $50,000,000 plus, if the increase in the liabilities of Services from December 31, 1999 ($42,200,000) to the date of the Pre-Closing Balance Sheet is greater than $2,000,000, an additional amount equal to such increase, from the Purchase Price payable on the Effective Date (as it may be reduced pursuant to Section 2.3, the "Holdback Amount").

          (ii) Except as set forth in Section 2.3(d), on each date on which Sub 1 repurchases Repurchase Securities pursuant to clauses (ii), (iii) and
(iv) of Section 2.3(c), CLF shall pay to Sub 1 an amount equal to the aggregate Security Purchase Price paid for all Repurchase Securities being repurchased on such date less an amount attributable to the Security Purchase Price paid for Repurchase Securities sold by CLF pursuant to Section 2.3(d) and deemed sold pursuant to Section 2.3(c) and less any reductions in the Holdback Amount pursuant to Section 2.3(d) not previously reduced against such a payment and the Holdback Amount shall be reduced by such amount.

          (c) Security Purchases.

          (i) At the Effective Time, Sub 1 shall sell to CLF, and CLF shall purchase for an amount equal to the Holdback Amount from Sub 1, a number of Class A shares of common stock (the "Berkshire Hathaway Stock") of Berkshire Hathaway Inc. ("Berkshire Hathaway"), equal to the Holdback Amount divided by the average closing price per share of Berkshire Hathaway Stock reported on the New York Stock Exchange for the ten trading days ending on and including the second day prior to the Effective Date (the "Original Price Per Share"), and Sub 1 shall, at the Effective Time and to effectuate the foregoing purchase and sale, deliver and transfer to CLF a certificate or certificates evidencing the Berkshire Hathaway Stock duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all signatures guaranteed and with any requisite stock transfer tax stamps properly affixed thereto. Such stock shall not be subject to any restrictions on transfer except as set forth herein.

          (ii) On the thirteenth month anniversary of the Effective Date, Sub 1 shall repurchase from CLF half the number or amount of Repurchase Securities then held by CLF for a per security price equal to the Security Purchase Price.

          (iii) On each Quarter Date, Sub 1 shall repurchase from CLF Repurchase Securities in an amount equal to the quotient of half the number of Repurchase Securities then held by CLF divided by the number of Quarter Dates then remaining (including the Quarter Date on which such determination is being made) for a per security price equal to the relevant Security Purchase Price as of such date.

          (iv) On the eight and a half year anniversary of the Effective Date, Sub 1 shall repurchase from CLF all Repurchase Securities then held by CLF for a per security price equal to the Security Purchase Price in effect on such date.

          (v) On each Semi-Annual Date, if the average closing price of Berkshire Hathaway Stock reported on the New York Stock Exchange for the ten trading days ending on and including the sixth business day prior to such Semi-Annual Date is less than 90% of the Security Purchase Price for any Berkshire Hathaway Stock held by CLF pursuant to this Agreement, CLF may, by giving written notice to Sub 1 at least five business days prior to the Semi-Annual Date, require Sub 1 to repurchase all of such shares of Berkshire Hathaway Stock held by CLF for a price per security equal to the Security Purchase Price in effect with respect thereto.

          (vi) On each Semi-Annual Date, if the average closing price of Berkshire Hathaway Stock reported on the New York Stock Exchange for the ten trading days ending on and including the sixth business day prior to such Semi-Annual Date is greater than 110% of the Security Purchase Price for any Berkshire Hathaway Stock held by CLF pursuant to this Agreement, then Sub 1 may, by giving written notice to CLF at least five business days prior to the Semi-Annual Date, require CLF to sell to Sub 1 all of such shares of Berkshire Hathaway Stock held by CLF for a price per security equal to the Security Purchase Price then in effect with respect thereto.

          (vii) Simultaneously with any sale and repurchase of Repurchase Shares pursuant to clause (v) or (vi) above or under Section 2.3(e) and in substitution therefor, Sub 1 shall sell to CLF, and CLF shall purchase from Sub 1, at Sub 1's discretion, either (i) United States treasury obligations with an aggregate principal value equal to the Holdback Amount as of the date of such sale and repurchase (after giving effect to any reduction thereof on the date of such sale and repurchase) or (ii) a number of shares of Berkshire Hathaway Stock equal to the quotient of the Holdback Amount as of the date of such sale and repurchase (after giving effect to any reduction thereof on the date of such sale and repurchase) divided by the average closing price per share (the "Adjusted Price Per Share") of Berkshire Hathaway Stock reported on the New York Stock Exchange for the ten trading days ending on and including the second day prior to the date of such sale and repurchase.

          (d) CLF may, at its option, withhold an amount equal to the amount of any unsatisfied claims (whether or not finally determined) made by CLF against White Mountains or Sub 1, or a Related Person of White Mountains or Sub 1, under this Agreement, from the Holdback Amount on the due date for payment thereof and may satisfy any such claim, in whole or in part as the case may be, from the amount withheld. Additionally, or alternatively, CLF may, at its option, satisfy any such claim by selling on the date such claim becomes payable that number of Repurchase Securities yielding proceeds (after taxes, commissions and all other related transaction expenses) in an amount closest in equivalent value to the amount of such claim. In such case, the Holdback Amount shall be reduced by the Security Purchase Price of the Repurchase Securities so sold, although for purposes of the repurchase provisions herein payments shall be made by Sub 1 as if it were purchasing the Repurchase Securities so sold, if CLF so satisfies any such claim, Sub 1 shall have no right or claims, under this Agreement or otherwise, in respect of the sold Repurchase Securities. If CLF has a substantial reason to believe that there are other similar claims that will be made, CLF may similarly withhold amounts from the Holdback Amount or sell Repurchase Securities. Notwithstanding the foregoing, there shall be no obligation on CLF to satisfy any such claims as are referred to in this Section 2.3(d) first from the Holdback Amount or any Repurchase Securities and in no event shall the Holdback Amount or the value of the Repurchase Securities represent a cap on the amount of any such claim. If CLF withholds any amount pursuant to this
Section 2.3(d) and the claim or potential claims which gave rise to such withholding is withdrawn, settled, terminated by final judgment or otherwise determined to be for less than the amount so withheld, CLF shall promptly pay to Sub 1 an amount equal to the difference between the amount so withheld and the actual final amount of the claim.

          (e) CLF shall pass through to Sub 1 all interest, dividends and distributions paid on the Repurchase Securities. If an extraordinary distribution or dividend is made on the Repurchase Shares, CLF may, by giving written notice to Sub 1 at least five business days prior to the date of payment of such dividend or such distribution, require Sub 1 to repurchase, on the date of payment of such dividend or such distribution, all of the Repurchase Shares then held by CLF for a price per security equal to the relevant Security Purchase Price. Concurrently with such repurchase and in substitution therefor, Sub 1 shall sell to CLF, and CLF shall purchase from Sub 1, new Repurchase Securities as set forth in Section 2.3(c)(vii) hereof. CLF shall vote the Repurchase Shares at each annual or special meeting of Berkshire Hathaway shareholders in person or by proxy as instructed by Sub 1 so long as CLF receives reasonable advance written notice of such instructions. If there shall be a liquidation, merger, consolidation, sale of the assets, or other combination or similar transaction with respect to Berkshire Hathaway such that the Repurchase Shares are no longer outstanding or are not exchanged for outstanding common stock of the acquiring or successor corporation, the proceeds of such transaction shall be distributed to Sub 1 as consideration therefor and Sub 1 and CLF shall enter into a similar repurchase arrangement with respect to such other publicly traded securities as the parties hereto otherwise agree or, if the parties cannot so agree, Sub 1 shall replace such securities with U.S. treasury obligations, and all such securities shall be deemed to be "Repurchase Securities" hereunder.

          SECTION 2.4 Closing. The sale and delivery of the Holdings Shares by White Mountains and Sub 1 and the payment of the Purchase Price (less the Holdback Amount) to White Mountains (the "Closing") shall take place on the Effective Date; provided that for the purposes of the Merger and this Agreement, the Closing shall be deemed to be effective immediately before the Effective Time.

          SECTION 2.5 Substitute Buyer. CLF may at any time prior to the Closing substitute as buyer under this Agreement any other Person; provided, however, that such other Person shall be a Subsidiary of CLF and CLF shall remain fully responsible for the obligations set forth herein and, provided further, that CLF shall provide White Mountains with written notice of such substitution.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                  OF SELLERS

          Except as may be set forth on a schedule delivered by White Mountains to CLF ("Disclosure Schedule") prior to the execution hereof that sets forth, among other things, items the disclosure of which is necessary or appropriate in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations and warranties in Article III or to one or more of the covenants in Article V (the disclosure of any such item in the Disclosure Schedule shall be disclosure for the purposes of only that particular Section of this Agreement identified and not for any other Section), each Seller hereby jointly and severally represents and warrants to CLF as follows:

          SECTION 3.1 Organization and Good Standing.

          (a) Each of Holdings, Services, White Mountains and Sub 1 is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties (except for Holdings and Services, which do not own any properties) or assets that it purports to own or use, and to perform all of its respective obligations under this Agreement.

          (b) White Mountains has made available or delivered to CLF a true, complete and correct copy of the certificate of incorporation and by-laws (or equivalent documents including memorandum and articles of association, a certificate of organization or articles of organization), each as amended to date, of White Mountains, Sub 1, Services and Holdings (collectively, the "Organizational Documents") . The Organizational Documents so delivered are in full force and effect.

          SECTION 3.2 Capitalization and Ownership of Shares.

          (a) The authorized capital stock of Holdings consists solely of 200,000 shares of common stock, par value $1.00 per share, of which only 106,552 shares of common stock are issued and outstanding. As of the date hereof, the authorized capital stock of Services consists solely of 5,000,000 shares of common stock, par value $0.01 per share, of which only 3,211,481 shares of common stock are issued and outstanding. All of the issued and outstanding shares of capital stock of Holdings and all of the shares of authorized capital stock of Services referred to in this paragraph (a) have been duly authorized and is validly issued, fully paid and nonassessable.

          (b) White Mountains is the indirect and beneficial owner of the Sub 1 Shares and (at the date hereof) of the Services Shares, free and clear of all Liens. Sub 1 is the sole record and beneficial owner and holder of the Holdings Shares, free and clear of all Liens. Holdings shall, at the Closing and pursuant solely to the LLC Transactions, be the sole record and beneficial owner and holder of the FSA Shares, free and clear of all Liens and shall not own, directly or indirectly, any shares of capital stock of Services. Services is, at the date hereof, the sole record and beneficial owner and holder of the FSA Shares, free and clear of all Liens. Sub 1 shall, immediately before the transfer and delivery to CLF of the Repurchase Shares or other Repurchase Securities (as the case may be), be the sole record and beneficial owner and holder of the Repurchase Shares or other Repurchase Securities (as the case may be), free and clear of all Liens.

          (c) There are no shares of capital stock or other securities of Holdings (i) reserved for issuance or (ii) subject to preemptive rights or any outstanding subscrip tions, options, warrants, calls, rights, convertible securities or other agreements or other instruments outstanding or in effect giving any Person the right to acquire any shares of capital stock or other securities of Holdings or any commitments of any character relating to the issued or unissued capital stock or other securities of Holdings. Holdings does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders Holdings on any matter.

          (d) No legend or other reference to any purported Lien appears upon any certificate representing the Holdings Shares or the FSA shares. The Holdings Shares were not issued in violation of (i) the Securities Act of 1933, as amended (the "Securities Act"), the securities laws of any state, or any other federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process ("Law") or (ii) any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity (as defined in Section 3.4) or other tribunal of competent jurisdiction ("Order").

          (e) Assuming CLF has the requisite corporate power and authority to be the lawful owner of the Holdings Shares, upon delivery to CLF at the Effective Time of certificates representing the Holdings Shares, duly endorsed by Sub 1 for transfer to CLF, and upon the payment of the Purchase Price (less the Holdback Amount) by CLF to White Mountains, good title in the Holdings Shares shall pass to CLF, free and clear of all Liens, other than those arising from acts of CLF or its affiliates. Assuming CLF has the requisite corporate power and authority to be the lawful owner of the Repurchase Shares or other Repurchase Securities, upon delivery to CLF at the Effective Time of certificates representing the Repurchase Shares or other Repurchase Securities (as the case may be), duly endorsed by White Mountains for transfer to CLF, good title in the Repurchase Shares or Repurchase Securities (as the case may be) shall pass to CLF, free and clear of all Liens, other than those arising from acts of each of CLF or its affiliates and other than from the arrangements set out in Section 2.3. The Repurchase Shares and the Repurchase Securities shall be registered under the Securities Act and shall be freely transferable and tradeable without transfer restrictions of any sort, other than for restrictions on transfer resulting from the circumstances of CLF.

          SECTION 3.3 Authority. Each of White Mountains and Sub 1 has the full legal right, requisite power and authority (corporate or otherwise) and has taken all action (including corporate action) necessary in order to execute, deliver and perform fully its obligations under this Agreement and to consummate the transactions contem plated hereby and each of White Mountains, Sub 1, Holdings and Services has such authority to consummate fully the LLC Transactions. This Agreement has been duly executed and delivered by each of White Mountains and Sub 1 and constitutes, assuming the due authorization, execution and delivery of this Agreement by CLF, a valid and binding agreement of each of White Mountains and Sub 1, enforceable against each of White Mountains and Sub 1 in accordance with its terms.

          SECTION 3.4 Consents and Approvals. Except for the notification and report form required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") (such filings, the "HSR Filing"), and except as set forth in Schedule 3.4 of the Disclosure Schedule, no notices, reports or other filings are required to be made by White Mountains, Sub 1, Services or Holdings with, nor are any consents, registrations, approvals, declarations, permits, expiration of any applicable waiting periods or authorizations required to be obtained by White Mountains, Sub 1, Services or Holdings from, any foreign, federal, state, local, municipal, county or other governmental, quasi- governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof) ("Governmental Entity"), in connection with the execution or delivery of this Agreement by White Mountains or Sub 1, the performance by each of White Mountains or Sub 1 of its obligations hereunder and the consummation by White Mountains, Sub 1, Services or Holdings of the transactions contemplated herein (including the LLC Transactions) other than those the failure of which to obtain would not prevent or materially delay the Closing or the consummation of the transactions contemplated herein.

          SECTION 3.5 No Violations. The execution and delivery of this Agreement by White Mountains or Sub 1 does not, and the performance and consummation of any of the transactions contemplated herein (including the LLC Transactions), shall not with respect to each of White Mountains, Sub 1, Services and Holdings, directly or indirectly (with or without the giving of notice or the lapse of time or both):

          (a) violate the Organizational Documents;

          (b) conflict with or result in a default (or give rise to any right of reimbursement, termination, cancellation, modification or acceleration) under any of the provisions of any contract, note, bond, lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation ("Contract") to which White Mountains, Sub 1, any of White Mountains' Subsidiaries is a party, or by which White Mountains, Sub 1, any of White Mountains' Subsidiaries or the properties or assets of White Mountains, Sub 1 or any of White Mountains' Subsidiaries may be bound or affected other than any such conflict, breach, default or other occurrence that, individually or in the aggregate, would not have a Material Adverse Effect or would not adversely affect the ability to transfer good title to the Holdings Shares to CLF free and clear of all Liens or the ability to cause Holdings to become the owner with good title of the FSA Shares free and clear of all Liens or result in the creation or imposition of any Lien on the Holdings Shares or FSA Shares or any property or assets owned or used by Holdings.

          (c) violate any Law (as defined in Section 3.2(d)), Order (as defined in Section 3.2(d)) or Governmental Authorization (as defined in
Section 1.1) applicable to White Mountains, Sub 1, Services or Holdings or the properties or assets of White Mountains, Sub 1, Services or Holdings or result in the creation or imposition of any Lien upon any of the properties or assets owned or used by White Mountains, Sub 1, Services or Holdings, other than any such violation or other occurrence that, individually or in the aggregate, would not have a Material Adverse Effect or would not adversely affect the ability to transfer good title to the Holdings Shares to CLF free and clear of all Liens or the ability to cause Holdings to become the owner with good title of the FSA Shares free and clear of all Liens or result in the creation or imposition of any Lien on the Holdings Shares or FSA Shares or any property or assets owned or used by Holdings.

          SECTION 3.6 Financial Statements, Financial Reports, SEC Documents and SAP Statements.

          (a) Schedule 3.6 of the Disclosure Schedule contains the following financial statements (collectively, the "Financial Statements"): (i) an unaudited balance sheet of Holdings as at December 31, 1999, and the related statement of income, (ii) an unaudited balance sheet of Services as at December 31, 1999, and the related statement of income, and (iii) an unaudited consolidated balance sheet of White Mountains as at

December 31, 1999, and the related statements of income and comprehensive income and statement of shareholders' equity.

          (b) The Financial Statements present the financial condition and the results of operations, of each of Holdings, Services and White Mountains (and the changes in stockholders' equity and cash flow of White Mountains) as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with generally accepted U.S. accounting principles consistently applied, subject, in the case of unaudited financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material in amount or effect) and the absence of notes (that, if presented, would not differ materially from those included in audited financial statements). The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

          (c) White Mountains's Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and 1998 and all other reports, registration statements, definitive proxy statements or information statements filed by White Mountains or any of its Subsidiaries subsequent to December 31, 1998 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), in the form filed (collectively, "SEC Documents") with the Securities and Exchange Commission, as of the date filed, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents the financial position of White Mountains and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of White Mountains and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted U.S. accounting principles consistently applied during the periods involved, except in each case as may be noted therein and subject to normal year-end audit adjustments.

          (d) The Pre-Closing Balance Sheet shall, when delivered in accordance with the terms hereof, present the financial condition of Services as at its date, in accordance with generally accepted U.S. accounting principles consistently applied, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material in amount or effect) and the absence of notes (that, if presented, would not differ materially from those included in audited financial statements).

          SECTION 3.7 Absence of Certain Changes and Events. Since December 31, 1999 to the date of this Agreement, there has not been any event or circumstance that, individually, or taken together with other facts, circumstances and events has had or is reasonably likely to have a Material Adverse Effect with respect to White Mountains and its Subsidiaries taken as a whole.

          SECTION 3.8 Assets and Liabilities.

          (a) Except as set forth in Schedule 3.8(a), Holdings has no Liabilities. For purposes of this Agreement, the term "Liability" shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

          (b) Except as set forth in Schedule 3.8(b) and except for Holdings' ownership of the Majority Services Shares, Holdings does not own any property or assets including any real property, leaseholds or other interest in land or any tangible or intangible personal property. At Closing, Holdings shall have no assets or Liabilities except for the FSA Shares.

          SECTION 3.9 Taxes

          (a) All material Tax Returns (as defined in paragraph (n) below) that are required to be filed on or before the Effective Date by or with respect to Holdings, have been or will be timely filed on or before the Effective Date, and all such Tax Returns are or will be true and complete in all material respects.

          (b) All Taxes as (defined in paragraph (n) below) shown to be due on the Tax Returns referred to in paragraph (a) above have been or will be timely paid in full.

          (c) Except as set forth in Schedule 3.9(c), the Tax Returns referred to in paragraph (a) above have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired.

          (d) All material deficiencies asserted or assessments made as a result of such examinations have been paid in full.

          (e) Except as set forth in Schedule 3.9(e), no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in paragraph (a) above are currently pending.

          (f) Except as set forth in Schedule 3.9(f), no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Services or Holdings.

          (g) Holdings will not be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Effective Date, to include any adjustment under Section 481(c) of the Code (as defined in paragraph (n) below) (or any similar provision of state, local or foreign law) in taxable income for any Tax period beginning on or after the Effective Date, or (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Effective Date.

          (h) There are no material Liens on any of the assets of Holdings that arose in connection with any failure (or alleged failure) to pay any Tax.

          (i) Holdings has never been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than, for purposes of filing consolidated U.S. Federal income tax returns, a group of which White Mountains was the common parent.

          (j) No closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to Holdings.

          (k) None of White Mountains, Sub 1, any of White Mountains or Sub 1's affiliates, Holdings or any predecessor to Holdings has made with respect to any Seller, Holdings, or any predecessor of Holdings any consent under
Section 341 of the Code.

          (l) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

          (m) As a result of CLF's purchase of the Holdings Shares, neither Holdings nor CLF will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (n) For the purposes of this Agreement, (i) "Code" shall mean the Internal Revenue Code of 1986, as amended, (ii) "Tax Returns" shall mean all reports and returns required to be filed with respect to the Taxes and (iii) "Taxes" shall mean all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

          SECTION 3.10 Employee Benefits; ERISA.

          (a) Holdings does not maintain and has never maintained any benefit or compensation plans, contracts, policies, arrangements, or "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) Except as set forth in Schedule 3.10(b), each of Services and Holdings has not incurred and does not expect to incur any liability under Subtitle IV of ERISA with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by an entity which is considered one employer with Services or Holdings under Section 4001 of ERISA or Section 414 of the Code.

          SECTION 3.11 Contracts. White Mountains has delivered or made available to CLF a true, complete and correct copy of each Contract to which Services or Holdings is bound.

          SECTION 3.12 Business of Services and Runoff. Except for the runoff of its previous business (the "Runoff Business"), Services has no business or operations and the Runoff Business is conducted in accordance with the Runoff Business Plan disclosed in Schedule 3.12 of the Disclosure Schedule.

          SECTION 3.13 Holdings Activities. Except as set forth in Schedule 3.13, Holdings has no business or operations, and has had no business or operations, and its activities are limited, and have always been limited, solely to its being a holding company engaged in holding and owning shares of subsidiaries and other public companies.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CLF

          Except as may be set forth on a schedule delivered by CLF to White Mountains prior to the execution hereof that sets forth ("CLF's Disclosure Schedule"), among other things, items the disclosure of which is necessary or appropriate in response to an express disclosure requirement contained in a provision hereof or an exception to one or more representations and warranties in Article IV or to one or more of the covenants in Article V (the disclosure of any such item in CLF's Disclosure Schedule shall be disclosure for the purposes of only that particular Section of this Agreement identified and not for any other Section). CLF hereby represents and warrants to the Sellers as follows:

          SECTION 4.1 Organization and Good Standing. CLF is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          SECTION 4.2 Corporate Authority. CLF has the full legal right, requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by CLF and constitutes a valid and binding agreement of CLF, enforceable against CLF in accordance with its terms.

          SECTION 4.3 Consents and Approvals; No Violations.

          (a) Except for the HSR Filing and except as set forth in Schedule
4.3 of CLF's Disclosure Schedule, no material notices, reports or other filings are required to be made by CLF with, nor are any material consents, registrations, approvals, declarations, permits, expiration of any applicable waiting periods or authorizations required to be obtained by CLF from any Governmental Entity in connection with the execution or delivery of this Agreement by CLF, the performance by CLF of its obliga tions hereunder or the consummation by CLF of the transactions contemplated herein.

          (b) Assuming the making of the HSR Filing and the making of the other filings and the receipt of the necessary clearances or approvals set forth in Schedule 4.3 of CLF's Disclosure Schedule, the execution and delivery of this Agreement by CLF does not, and the performance and consummation by CLF of any of the transactions contemplated herein will not, with respect to CLF, directly or indirectly (with or without the giving of notice or the lapse of time or both):

          (i) violate (A) any provision of the certificate of incorporation or by-laws (or equivalent documents) of CLF or (B) any resolution adopted by the Board of Directors (or similar governing body) of CLF;

          (ii) require CLF to obtain the consent, waiver, authorization or approval of, or give notice to, any Person under any Contract binding upon CLF; or

          (iii) contravene, conflict with, or constitute or result in a breach or violation of, any material Law or material Order.

          SECTION 4.4 Securities Act. CLF is acquiring the Holdings Shares for its own account and not with a view to their distribution within the meaning of the Securities Act in any manner that would be in violation of the Securities Act.

                                   ARTICLE V

                                   COVENANTS

          SECTION 5.1 LLC Transactions.

          (a) Each Seller shall cause, and each jointly and severally covenants and agrees to cause, the outright sale, conveyance, transfer and assignment of all of the assets and Liabilities of Holdings (except for the FSA Shares) prior to the Closing.

          (b) Each Seller shall cause, and each jointly and severally covenants and agrees to cause, the LLC Transactions to be fully consummated prior to the Closing and shall cause Holdings to limit its activities from the date hereof until the Closing solely to the holding and ownership of shares which holding and ownership shall, as a result of the LLC Transactions, be limited to the FSA Shares. Each Seller shall ensure that at the time of the LLC Transactions and the Closing, Services is adequately capitalized in light of its obligations and that it has equity capital of not less than $15,000,000 and that it has the capacity to pay its debts as they become due.

          SECTION 5.2 No Sale. Each Seller agrees that it will not, and White Mountains agrees that it will cause each of Sub 1, Services and Holdings not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Services Shares, the Sub 1 Shares, the Holdings Shares, the Majority Services Shares or the FSA Shares (except for this Agreement or pursuant to the LLC Transactions).

          SECTION 5.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Parties agree to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit the sale and purchase of the Holdings Shares as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Parties hereto to that end.

          SECTION 5.4 Press Releases. White Mountains and CLF agree that they will not (and White Mountains agrees that it will cause its Subsidiaries not to), without the prior approval of the other, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable Law or NYSE rules.

          SECTION 5.5 Access; Information; Confidentiality.

          (a) White Mountains agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall afford CLF and its officers, employees, counsel, accountants and other authorized Representatives, reasonable access during normal business hours throughout the period prior to the Effective Date to White Mountains', Services' and Holdings' books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as CLF may reasonably request and, during such period, White Mountains shall furnish promptly to CLF such other information concerning its business as CLF may reasonably request.

          (b) Each Party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section
5.5 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of Law, each Party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 5.5 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such Party, (ii) becomes available to such Party from other sources not known by such Party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the Party to which such information pertains, (iv) is or becomes readily ascertainable from published information or trade sources or (v) must, in the opinion of such Party, upon written advice of counsel, be disclosed in order to avoid violating any applicable Law. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each Party shall promptly cause all copies of documents or extracts thereof containing information and data as to another Party hereto to be returned to the Party which furnished the same or to be destroyed. No investigation by either Party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either Party's obligation to consummate the transactions contemplated by this Agreement.

          SECTION 5.6 Tax Matters.

          (a) Adjustment to Purchase Price. Any payment by the Sellers under
Section 8.1(d) will be an adjustment to the Purchase Price.

          (b) Tax Returns. CLF shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to Holdings and that are due to be filed after the Effective Date and shall remit any Taxes due in respect of such Tax Returns. The Sellers shall pay CLF the Taxes for which the Sellers are liable pursuant to Section 8.1(d) but which are payable with Tax Returns to be filed by CLF pursuant to the previous sentence within 10 days prior to the due date for the filing of such Tax Returns.

          (c) Termination of Tax Allocation Agreements. Any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by any Seller or any affiliate of any Seller and Holdings shall be terminated as to Holdings as of the Effective Date, and no payments which are owed by or to Holdings pursuant thereto shall be made thereunder.

          (d) Transfer Taxes. The Sellers shall be liable for all transfer taxes arising from the sale of the Holdings Shares.

          (e) Services Reorganization or Contribution. Sellers shall ensure that Services is not re-organized as a corporation and is not otherwise treated as an association taxable as a corporation for U.S. Federal tax purposes, and that it shall not contribute substantially all of its assets to any corporation or association taxable as a corporation for U.S. Federal tax purposes.

          (f) FIRPTA Certificate. The Sellers shall deliver at Closing a FIRPTA Certificate as required by Section 1445 of the Code in form and substance reasonably satisfactory to CLF.

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

          SECTION 6.1 Conditions to Obligations of CLF. The obligations of CLF to consummate the sale and purchase of the Holdings Shares and to take the other actions to be taken by CLF at the Closing is subject to the satisfaction, at or prior to the Closing (except for Section 6.1(c) which shall have to be satisfied at all times up to and including the Effective
Date), of each of the following conditions (any of which may be waived in whole or in part by CLF):

          (a) Representations and Warranties. All of the representations and warranties of each of White Mountains and Sub 1 set forth in this Agreement shall be true and correct in all material respects (except for Sections 3.1(a), 3.2, 3.3, 3.4, 3.5, 3.7 and 3.13 as to which in all material respects shall not apply) as of the date of this Agreement. The representations and warranties of each of White Mountains and Sub 1 set forth in Sections 3.1(a), 3.2, 3.3, 3.4, 3.5, and 3.13 of this Agreement shall be true and correct as of the Effective Date.

          (b) Covenants. All of the covenants, agreements, undertakings and obligations that each of White Mountains and Sub 1 is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, and each of these covenants, agreements, undertakings and obligations, shall have been duly performed and complied with in all material respects.

          (c) No Material Impairment. Since December 31, 1999, there shall not have occurred any event or circumstance (other than any event or circumstance that has resulted in an increase in the liabilities of Services from December 31, 1999 to the date of the Pre-Closing Balance Sheet) that, individually, or taken together with other facts, circumstances and events, has resulted in, or would be reasonably likely to result in, (i) White Mountains' credit rating
(x) by Standard & Poor's Ratings Service ("S&P") falling below the lowest investment grade rating awarded by S&P (which at the date hereof is BBB-) or
(y) by Moody's Investors Service ("Moody's") falling below the lowest investment grade rating awarded by Moody's (which at the time hereof is Baa3), or (ii) a decrease in White Mountains consolidated stockholders' equity, determined in accordance with U.S. generally accepted accounting principles, to less than $500,000,000 (the calculation of which shall include the gain on a sale of the FSA Shares at the per share Merger Consideration less applicable taxes as computed under U.S. generally accepted accounting principles per share (each such event or circumstance a "Downgrade Condition")).

          (d) Officer's Certificates. Each of White Mountains and Sub 1 shall have delivered to CLF a certificate, dated as of the Effective Date and signed by a senior executive officer or officers of White Mountains (in the case of the officer's certificate to be delivered by White Mountains) or Sub 1 (in the case of the officer's certificate to be delivered by Sub 1), representing that the conditions referred to in Sections 6.1(a), 6.1(b) 6.1(c) and 6.1(i) as it relates to the LLC Transactions have been satisfied.

          (e) Secretary's Certificate. CLF shall have received copies of the resolutions of the Board of Directors (or other similar governing body) of each of White Mountains, Sub 1, and Holdings, authorizing the execution, delivery and performance of this Agreement and certificates of the secretaries or assistant secretaries of such corporations dated as of the Effective Date, to the effect that such resolutions were duly adopted and are in full force and effect, together with copies of the articles or certificate of incorporation and by-laws (or equivalent documents) of each such corporation certified by such officers, and certifying the status, authority and signature of each of their respective officers who executed and delivered this Agreement.

          (f) No Prohibition. No applicable Law or Order preventing or impairing the purchase and sale of the Holding Shares by Sub 1 to CLF on the terms and conditions of this Agreement or preventing or impairing in a material way the performance by White Mountains or Sub 1 of their obligations hereunder shall be in effect.

          (g) Receipt of Shares. CLF shall have received from Sub 1 a certificate or certificates evidencing all of the then issued and outstanding Holdings Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form of transfer, with all signatures guaranteed and with any requisite stock transfer tax stamps properly affixed thereto. CLF shall have received from Sub 1 certificates or certificates evidencing the FSA Shares registered in the name of Holdings. There shall not have been made or threatened by any Person any claim having a material likelihood of success asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, Holdings, or (ii) is entitled to all or any portion of the Purchase Price payable for the Holdings Shares.

          (h) HSR Act. The waiting period required by the HSR Act, and any extensions thereof obtained by request or other action by the FTC and/or the Antitrust Division, shall have expired or been terminated by the FTC and the Antitrust Division.

          (i) LLC Transactions, Repurchase Shares and Pre-Closing Balance Sheet. The LLC Transactions shall have been consummated and White Mountains shall have delivered and transferred the Repurchase Shares to CLF by delivery and transfer of a certificate or certificates evidencing the same registered in the name of CLF and shall have delivered to CLF the Pre-Closing Balance Sheet.

          SECTION 6.2 Conditions to Obligations of Sellers. The obligations of each Seller to consummate the sale and purchase of the Holdings Shares and to take the other actions to be taken by each Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by White Mountains):

          (a) No Prohibition. No applicable Law or Order preventing the sale of the Holdings Shares by the Sellers to CLF shall be in effect.

          (b) Receipt of Purchase Price. White Mountains shall have received from CLF the payments required to be made on the Effective Date pursuant to
Section 2.3 hereof.

          (c) HSR Act. The waiting period required by the HSR Act, and any extensions thereof obtained by request or other action by the FTC and/or the Antitrust Division, shall have expired or been terminated by the FTC and the Antitrust Division.

          SECTION 6.3 Conditions to Obligations of Sellers and CLF. The obligations of CLF and each Seller to consummate the sale and purchase of the Holdings Shares and to take the other action to be taken by them at Closing is subject to all conditions to the consummation of Merger set forth in the Merger Agreement (excluding the conditions set forth in Section 7.02(c) and Section 7.03(f) thereof) having been satisfied or waived, it being understood that the Merger shall become effective immediately after the Closing.

                                  ARTICLE VII

                                  TERMINATION

          SECTION 7.1 Termination. With the exception of the Excepted Provisions (as defined below), which shall survive the termination of this Agreement, this Agreement shall terminate simultaneously with the termination of the Merger Agreement and the abandonment of the Merger; provided that termination of this Agreement will not relieve a breaching party from liability for any willful breach of this Agreement.

"Excepted Provisions" means Article V, Article VII, Article VIII , and Article IX of this Agreement.

                                 ARTICLE VIII

                                INDEMNIFICATION

          SECTION 8.1 Indemnification and Reimbursement by Sellers. Each Seller, jointly and severally, shall indemnify and hold harmless CLF and its affiliates, Holdings, and their respective successors, permitted assigns, stockholders, controlling persons, Related Persons and Representatives (each, a "CLF Indemnified Party") from and against, and shall reimburse the CLF Indemnified Parties for, any and all losses, liabilities, claims, damages, advances to be made, repurchase obligations and expenses (including costs of investigation and defense and attorneys' and accountants' fees and all costs of any in-house personnel and resources) of any kind or nature whatsoever, whether or not involving a third-party claim (all of the foregoing, collectively, "Damages"), as incurred, arising out of, due to or directly or indirectly in connection with:

          (a) any (i) breach of or inaccuracy in any representation made by a Seller in this Agreement, including the Disclosure Schedule, or any other certificate or document delivered in connection with this Agreement, or
     (ii) breach or violation of or failure to perform any covenant, agreement, undertaking or obli gation of White Mountains or Sub 1, whether or not in relation to Holdings or Services, set forth in this Agreement or any other certificate or document delivered in connection with this Agreement;

          (b) any sale or disposition of any assets, shares or business prior to the Effective Time by, or on behalf of, White Mountains, Sub 1, Services, Holdings or any of their respective Related Persons and any obligations of Services or Holdings or any of their respective Related Persons to indemnify or hold harmless, or make any advances or repurchases in respect of any obligation (in the case of Holdings, prior to the Effective Time) owed to, any Person, including in connection with the Asset Purchase Agreement, dated as of March 23, 1999, by and among Source One Mortgage Services Corporation, as Seller, Fund American Enterprises Holdings, Inc., as Parent, and Citicorp Mortgage, Inc. as Purchaser;

          (c) any conduct, activity, business, acts, omissions, liabilities or obligations of White Mountains, Sub 1, Services or Holdings occurring or incurred prior to the Effective Time, including the LLC Transactions, or any Damages sought (directly or indirectly) from Services or Holdings by any Person in connection therewith (whether based on any agency, express or implied partnership or joint venture, respondent superior, vicarious liability, piercing the corporate veil, conspiracy or other legal theory whereby liability is asserted on one Person for or on account of the actions or omissions of any other Person) whether or not known by CLF or disclosed to CLF prior to the Closing (other than Damages relating to Taxes, which are dealt with in paragraph (d) below); and

          (d) any Taxes (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included Holdings)
     (i) imposed on any Seller for any taxable year or (ii) imposed on Holdings or Services or for which Holdings or Services may otherwise be liable for any Pre-Closing Tax Period or in respect of events arising on or before the Effective Date.

          It is understood and agreed that the foregoing indemnity does not relate to changes in value of the FSA Shares.

          SECTION 8.2 No Expiration of Indemnification. The rights of any CLF Indemnified Party pursuant to Article VIII hereof shall survive the execution and delivery of this Agreement and the Closing indefinitely as shall all the representations and warranties and the covenants, undertakings or obligations set forth in this Agreement. The provisions of this Article VIII are (a) intended to be for the benefit of, and will be enforceable by, each CLF Indemnified Party, and (b) are not in addition to or substitution for any other right to indemnification or contribution that any such Person may have by contract or otherwise.

          SECTION 8.3 Computation of Losses Subject to Indemnification. Damages for which a CLF Indemnified Party would be entitled to indemnification hereunder shall be quantified on an after-tax basis grossed-up for any withholding taxes deducted from the indemnity payment and for any taxes incurred by the CLF Indemnified Party on the indemnity payment.

          SECTION 8.4 Notice and Payment of Claims.

          (a) Notice. A CLF Indemnified Party shall notify White Mountains in writing as soon as practicable, but not later than twenty (20) days, after acquiring actual knowledge of, and shall provide to White Mountains as soon as practicable thereafter reasonable information and documentation necessary to support and verify, any Damages that the CLF Indemnified Party shall have determined to have given, or is reasonably likely to give rise to, a claim for indemnification hereunder (including by virtue of any Third Party Claim (as defined in Section 8.5)). Notwithstanding the foregoing, the failure to so notify White Mountains shall not relieve White Mountains or Sub 1 of any liability that it may have to any CLF Indemnified Party, except to the extent that White Mountains demonstrates that it is materially prejudiced by the CLF Indemnified Party's failure to give such notice (unless White Mountains or any of its Subsidiaries knew of such liability).

          (b) Payment. Upon receipt of the notice referred to in Section 8.4(a), White Mountains (without prejudice to each Seller's joint and several liability hereunder) shall promptly pay any Damages as shall have been claimed by the CLF Indemnified Party in immediately available funds in U.S. dollars.

          (c) Interest. Any amounts not paid when due pursuant to this Article VIII shall bear interest from the date thereof until the date paid at a rate equal to 5% above the "prime rate" as published in The Wall Street Journal.

          SECTION 8.5 Procedure for Conduct of Third Party Claims.

          (a) Upon receipt by a CLF Indemnified Party of notice of the commencement of any Action by a third party (a "Third Party Claim") against it, such CLF Indemnified Party shall, if a claim is to be made under this
Article VIII, give notice to White Mountains in writing of the commencement of such Third Party Claim as soon as practicable, but in no event later than twenty (20) days after the CLF Indemnified Party shall have been served; provided that the failure to so notify White Mountains shall not relieve White Mountains of any liability that it or Sub 1 may have to any CLF Indemnified Party, except to the extent that White Mountains demonstrates that the defense of such Third Party Claim is materially prejudiced by the CLF Indemnified Party's failure to give such notice (unless White Mountains or any of its Subsidiaries knew of such Third Party Claim). Thereafter, the CLF Indemnified Party shall deliver to White Mountains, promptly following the CLF Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the CLF Indemnified Party relating to the Third Party Claim.

          (b) If a Third Party Claim is brought against a CLF Indemnified Party and the CLF Indemnified Party gives notice to White Mountains of the commencement of such Third Party Claim in accordance with paragraph (a) above, White Mountains shall promptly and in a timely manner and at its sole expense, assume all aspects of the defense of such Third Party Claim (on behalf of itself or the relevant Person) with counsel selected by White Mountains that is reasonably satisfactory to the CLF Indemnified Party. White Mountains shall not be liable to the CLF Indemnified Party for any legal expenses incurred by the CLF Indemnified Party in connection with the defense of a Third Party Claim subsequent to White Mountains's assumption of the defense thereof. The CLF Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by White Mountains), at its own expense, separate from the counsel employed by White Mountains, it being understood that White

Mountains shall control such defense. No CLF Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without White Mountains's prior written consent. No compromise, discharge or settlement of, or admission of liability in connection with, such claims may be effected by White Mountains (or the relevant Person) without the CLF Indemnified Party's written consent in its sole discretion unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the CLF Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by White Mountains. The CLF Indemnified Party shall cooperate (at White Mountains's sole expense) in all reasonable respects with White Mountains in connection with such defense.

                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.1 Waiver; Amendment. Prior to the Closing, any provision of this Agreement may be (a) waived by the Party benefitted by the provision or (b) amended or modified at any time, by an agreement in writing between the Parties hereto executed in the same manner as this Agreement.

          SECTION 9.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

          SECTION 9.3 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          SECTION 9.4 Waiver of Jury Trial. Each Party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and
(d) each Party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 9.4.

          SECTION 9.5 Notices. All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such Party at its address set forth below or such other address as such Party may specify by notice to the parties hereto.

          If to White Mountains or Sub 1, to:

              [                          ]

          With a copy (which shall not constitute notice) to:

              [                           ]

          With a copy (which shall not constitute notice) to:

              [                           ]


          If to CLF, to:

              [                             ]

          With a copy to:

              [                              ]

          With a copy (which shall not constitute notice) to:

              [                              ]

          SECTION 9.6 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the Parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except as set forth in Article VIII, nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. All CLF Indemnified Parties are express third party beneficiaries of Article VIII and are entitled to directly enforce the provisions thereof.

          SECTION 9.7 Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated herein are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the Party incurring such expense. Without limiting the generality of the foregoing, each Party shall pay all legal, accounting and investment banking fees, and other fees to consultants and advisors incurred by it, relating to this Agreement and the transactions contemplated herein. White Mountains shall cause Holdings not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party. White Mountains shall be liable for, and shall pay prior to Closing, all transfer taxes arising from the sale of the Holdings Shares and the Repurchase Shares or other Repurchase Securities.

          SECTION 9.8 Specific Performance. Each Seller agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that CLF shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any Seller to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity and each Seller waives the posting of any bond or security in connection with any proceeding related thereto.

          SECTION 9.9 Purpose. It is the intention of White Mountains and Sub 1, jointly and severally, to convey Holdings without any liabilities and obligations, whether fixed or contingent. To the extent that Holdings is conveyed with any such liabilities or obligations, White Mountains and Sub 1 shall, in addition to being responsible and liable for all such liabilities and obligations in accordance with Article VIII, also be responsible for any and all acts required with respect to such liabilities and obligations and shall discharge such liabilities and obligations as if they were their own with a view towards minimizing the acts required on the part of CLF and its affiliates. This Agreement shall at all times be interpreted in a manner consistent with, and in direct furtherance of this purpose.

          SECTION 9.10 Interpretation; Effect. When a reference is made in this Agreement to Sections, or Schedules, such reference shall be to a Section of, or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 9.11 Certain Events. Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or if any significant recapitalization or reclassification of its outstanding securities as a result of which either White Mountains or a person that becomes the successor to White Mountains' obligations hereunder suffers, or is reasonably likely to suffer, a Downgrade Condition, White Mountains shall notify CLF in writing thereof (if not previously so notified) and, if requested by CLF, shall arrange in connection therewith alternative means of providing for the obligations of White Mountains set forth in this Agreement, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions reasonably satisfactory to CLF.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized as of the date first written above.

                                            WHITE MOUNTAINS INSURANCE
                                            GROUP, LTD.


                                            By:
                                               ------------------------
                                               Name:
                                               Title:


                                            WHITE MOUNTAINS HOLDINGS
                                            (BARBADOS) SRL


                                            By:
                                               ------------------------
                                               Name:
                                               Title:


                                            DEXIA CREDIT LOCAL DE FRANCE S.A.


                                            By:
                                               ------------------------
                                               Name:
                                               Title:

                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

                              CERTAIN DEFINITIONS

SECTION 1.1   Certain Definitions   .......................................  1
SECTION 1.2   Merger Agreement Definitions.................................  4

                                  ARTICLE II

                          SALE AND PURCHASE OF SHARES

SECTION 2.1  Sale and Purchase of Holdings Shares..........................  5
SECTION 2.2  Purchase Price         .......................................  5
SECTION 2.3  Payment of Purchase Price, Holdback Amount and Repurchase
               Shares......................................................  5
SECTION 2.4  Closing.......................................................  8
SECTION 2.5  Substitute Buyer..............................................  9

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                                  OF SELLERS

SECTION 3.1  Organization and Good Standing................................  9
SECTION 3.2  Capitalization and Ownership of Shares........................ 10
SECTION 3.3  Authority..................................................... 11
SECTION 3.4  Consents and Approvals........................................ 11
SECTION 3.5  No Violations................................................. 12
SECTION 3.6  Financial Statements, Financial Reports, SEC Documents and SAP
               Statements.................................................. 12
SECTION 3.7  Absence of Certain Changes and Events......................... 14
SECTION 3.8  Assets and Liabilities ....................................... 14
SECTION 3.9  Taxes......................................................... 14
SECTION 3.10 Employee Benefits; ERISA...................................... 16
SECTION 3.11 Contracts..................................................... 16
SECTION 3.12 Business of Services and Runoff............................... 16
SECTION 3.13 Holdings Activities........................................... 16

                                                                          Page

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CLF

SECTION 4.1  Organization and Good Standing................................ 17
SECTION 4.2  Corporate Authority........................................... 17
SECTION 4.3  Consents and Approvals; No Violations......................... 17
SECTION 4.4  Securities Act................................................ 18

                                   ARTICLE V

                                   COVENANTS

SECTION 5.1  LLC Transactions.............................................. 18
SECTION 5.2   No Sale...................................................... 18
SECTION 5.3   Reasonable Best Efforts...................................... 19
SECTION 5.4   Press Releases............................................... 19
SECTION 5.5   Access; Information; Confidentiality......................... 19
SECTION 5.6   Tax Matters.................................................. 20

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

SECTION 6.1  Conditions to Obligations of CLF.............................. 21
SECTION 6.2  Conditions to Obligations of Sellers.......................... 23
SECTION 6.3  Conditions to Obligations of Sellers and CLF.................. 23

                                  ARTICLE VII

                                  TERMINATION

SECTION 7.1  Termination................................................... 23

                                 ARTICLE VIII

                                INDEMNIFICATION

SECTION 8.1  Indemnification and Reimbursement by Sellers.................. 24
SECTION 8.2  No Expiration of Indemnification.............................. 25
SECTION 8.3  Computation of Losses Subject to Indemnification.............. 25

SECTION 8.4  Notice and Payment of Claims.................................. 25
SECTION 8.5  Procedure for Conduct of Third Party Claims................... 26

                                  ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.1  Waiver; Amendment............................................. 27
SECTION 9.2  Counterparts.................................................. 27
SECTION 9.3  Governing Law................................................. 27
SECTION 9.4  Waiver of Jury Trial.......................................... 27
SECTION 9.5  Notices.............   ....................................... 27
SECTION 9.6  Entire Understanding; No Third Party Beneficiaries............ 29
SECTION 9.7  Expenses...................................................... 30
SECTION 9.8  Specific Performance.......................................... 30
SECTION 9.9  Purpose....................................................... 30
SECTION 9.10 Interpretation; Effect........................................ 30
SECTION 9.11 Certain Events................................................ 31